One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Friday, May 9, 2014, at 10:30 a.m., local time, at the Hyatt Harborside Hotel at Logan International Airport, 101 Harborside Drive, Boston, Massachusetts 02128 for the following purposes:

1.
To elect eight members of the Board of Directors for the ensuing year: Michael F. Barry, Bruce D. Hoechner, Gregory B. Howey, Carol R. Jensen, William E. Mitchell, Ganesh Moorthy, Robert G. Paul, and Peter C.
Wallace.

2.	To vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying proxy statement for the meeting.

3.
To vote on re-approval of the material terms permitted for performance goals that may be used under the Annual Incentive Compensation Plan for the purposes of compensation deductibility under Section 162(m)
of the Internal Revenue Code.

4.
To approve an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to increase the number of shares of stock issuable thereunder from 1,775,000 to 2,575,000 and to re-approve the material terms of the performance goals under the 2009 Long-Term Equity Compensation Plan for purposes of compensation deductibility under Section 162(m) of the Internal Revenue Code.

5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2014.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 12, 2014, the record date fixed by the Board of Directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting electronically over the Internet or by telephone or by dating, signing, and returning your proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail), or by returning your voting instruction card to your broker. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by the Board of Directors of Rogers Corporation.

We cordially invite you to attend the meeting.

Directions to the Annual Meeting of Shareholders can be obtained by contacting the office of the Corporate Secretary at 860-779-5711.

By Order of the Board of Directors

Robert J. McCard, Corporate Secretary

March 25, 2014

Proxy Statement Table of Contents

Proposal 1: Election Of Directors	3
Nominees For Director, Director Qualifications And Experience	3
Stock Ownership Of Management	5
Beneficial Ownership Of More Than Five Percent Of Rogers Stock	6
Corporate Governance Practices	7
Board Of Directors	8
Director Independence	8
Board Leadership Structure	8
Board Diversity	9
The Board’s Role In Risk Oversight	9
Meetings Of Certain Committees	9
Directors’ Compensation	12
Audit Committee Report	14
Executive Compensation	15
Executive Summary	15
Compensation Discussion And Analysis	16
Executive Compensation Philosophy, Principles And Pay Elements And Mix	17
Fiscal Year 2013 Compensation Components And Decisions For Named Executive Officers	20
Change In Control Protection, Severance And Perquisites	23
Other Compensation Policies	24
Our Prior Say-On-Pay Vote	24
Risk Mitigation Provisions	24
Tax Considerations	25
Compensation and Organization Committee Report	25
Summary Compensation Table	26
All Other Compensation For Fiscal Year 2013	28
Grants Of Plan Based Awards For Fiscal Year 2013	29
Additional Information Regarding The Summary Compensation Table And Awards In The Grants Of Plan-Based Awards
For Fiscal Year 2013	30
Outstanding Equity Awards At End Of Fiscal Year 2013	31
Option Exercises And Stock Vested For Fiscal Year 2013	33
Pension Benefits At End Of Fiscal Year 2013	34
Non-Qualified Deferred Compensation At End Of Fiscal Year 2013	36
Potential Payments On Termination Or Change In Control	37
Post Termination Table	41
Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation	43
Proposal 3: Vote on Re-approval of the Material Terms Permitted for Performance Goals That May be Used Under the Annual
Incentive Compensation Plan for the Purposes of Compensation Deductibility Under Section 162(m)	44
Proposal 4: To Approve an Amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to Increase the
Number of Shares of Stock Issuable Thereunder from 1,775,000 to 2,575,000 and to Re-Approve the Material Terms of the
Performance Goals under the 2009 Plan for Purposes of Compensation Deductibility under Section 162(m) of the Internal
Revenue Code	47
Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	55
Related Party Transactions	56
Section 16(a) Beneficial Ownership Reporting Compliance	57
Proposals of Shareholders	57
Solicitation of Proxies	57
“Householding” of Proxy Materials	57
Communications with Members of the Board of Directors	58
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9,
2014	58
Availability of Certain Documents	58

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Proxy Statement

We are providing you with this proxy statement and proxy card (either in paper copy or electronically via the Internet) in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation (“Rogers,” “Company,” “Registrant,” “we” or, when used in the possessive form, “our”) for the Annual Meeting of Shareholders to be held on Friday, May 9, 2014, at 10:30 a.m., local time, at the Hyatt Harborside Hotel at Logan International Airport, 101 Harborside Drive, Boston, Massachusetts 02128.

If you are a shareholder of record as of the close of business on March 12, 2014, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 18,115,887 shares of Rogers’ capital stock (also referred to as common stock), $1 par value per share, were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted) or by attending and voting at the meeting.

We are furnishing proxy materials to our shareholders on the Internet, rather than mailing a paper copy of the materials (including our 2013 annual report) to each shareholder, unless you have requested us to send you a paper or electronic mail copy. We have adopted this procedure pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper or electronic mail copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. Distribution of the Notice to shareholders is scheduled to begin on or about March 25, 2014. If your shares are held by a brokerage firm, dealer or other similar organization, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

Under the rules and practices of the New York Stock Exchange (“NYSE”), if you hold shares through a broker, your broker is permitted to vote your shares only on certain routine matters in its discretion even if the broker does not receive instructions from you. An example of such a routine matter is the proposal to ratify the appointment of an independent registered public accounting firm. Other than this ratification proposal, none of the matters to be voted on at the meeting are considered to be a routine matter for this purpose. Therefore, you are strongly encouraged to vote.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting is necessary to constitute a quorum with respect to that matter. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Neither abstentions nor broker “non-votes” will be considered votes properly cast favoring or opposing a matter.

Because the outcome of each of the proposals with respect to the non-binding advisory resolution to approve executive compensation, the vote to re-approve the material terms permitted for performance goals that may be used under the Annual Incentive Compensation Plan for the purposes of compensation deductibility under Section 162(m), the vote to approve an amendment to the Rogers 2009 Long-Term Equity Compensation Plan to increase the number of shares issuable thereunder and re-approve the material terms permitted for performance goals that may be used under said plan for the purposes of compensation deductibility under Internal Revenue Code Section 162(m), and the ratification of the appointment of the independent registered public accounting firm will be based on the votes properly cast and favoring or opposing each of these proposals, neither abstentions nor broker “non-votes” will have any effect upon the outcome of voting with respect to these proposals.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or for or withheld as to any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the eight highest numbers of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of voting in the election of directors.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to such matter in accordance with the judgment of the persons named as proxies.

Proposal 1: Election of Directors

The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified. The Board of Directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the Board of Directors may recommend. All of the nominees are currently directors of Rogers and all but Mr. Moorthy were elected to their present term of office at the 2013 Annual Meeting of Shareholders. Mr. Moorthy was appointed by the Board of Directors on July 12, 2013.

NOMINEES FOR DIRECTOR, DIRECTOR QUALIFICATIONS AND EXPERIENCE

Michael F. Barry, 55, has been a Director of the Company since June of 2010. Mr. Barry currently is a member of the Board of Directors (since September of 2008) and its Chairman since May of 2009 of Quaker Chemical Corporation and he has been Quaker’s Chief Executive Officer and President since October of 2008. Mr. Barry has held a number of positions with Quaker since 1998, including Chief Financial Officer, Vice President and Global Industry Leader – Industrial Metalworking and Coatings, and Senior Vice President and Managing Director – North America. By serving in a variety of leadership and executive positions with Quaker, Mr. Barry has gained experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development and manufacturing. This extensive and varied business experience is a valuable resource to the Rogers’ Board of Directors and its management.

Bruce D. Hoechner, 54, has been a Director of the Company since October 2011, when he became Rogers’ President and Chief Executive Officer. Mr. Hoechner has many years of broad leadership experience across numerous geographies, businesses and functions in the specialty chemicals industry with particularly strong international business expertise. For over ten years of his career he lived and worked in Asia—Singapore, Thailand and most recently, Shanghai, People’s Republic of China. His Asian assignments were first with Rohm and Haas Company, for whom he worked for 28 years, and then The Dow Chemical Company after its acquisition of Rohm and Haas in 2009. While in Shanghai, Mr. Hoechner was responsible for a variety of businesses, most recently as President, Asia Pacific Region, Dow Advanced Materials Division. He has also led a number of specialty chemical global business units, which had wide-ranging operations in Europe, North America, Latin America and Asia.

Gregory B. Howey, 71, has been a Director of the Company since 1994. Mr. Howey acquired Okay Industries, Inc. in March of 1990 and served as President until March 1, 2011, and currently serves as Chairman. Okay Industries, a private company, is a contract manufacturer of metal components and sub-assemblies for the medical device, automotive, general industrial and firearms and defense industries. Mr. Howey served on the Board of Directors of American Financial Holdings, a public bank holding company (2000-2003). Until June 1989, he had been executive Vice President of Insilco Corporation, at that time a Fortune 500 company, and in that position gained extensive experience in operations, acquisitions and divestures. The Company’s Board of Directors and its management benefit from the knowledge and experience acquired by Mr. Howey during his long and successful business career.

Carol R. Jensen, PhD, 61, has been a Director of the Company since 2006. Ms. Jensen is currently President and Principal Partner in Lightning Ranch Group, a privately held group of companies in ranching, real estate, technology consulting, and aviation. She has previously served as a director of the Microelectronic Computer Corporation and the American Chamber of Commerce - Denmark. She previously held positions at The Dow Chemical Company (as Vice President of Research & Development of Performance Chemicals 2001-2004); 3M Corporation (an Executive Director of Research & Development 2000-2001, Managing Director of 3M Denmark 1998-2000, and Technical Director of 3M’s Electronic Products business 1990-1998) and IBM Corporation (various research, development, marketing and strategic corporate positions 1979-1990). She was also an adjunct professor of Chemistry at the University of Texas, Austin (1991-1994). In these positions she gained experience in the electronics and Internet industries, the chemical and materials industry, and in research, marketing, development, manufacturing, sales, international business, governance and executive management. This technical background and experience make Ms. Jensen a valuable member of the Company’s Board of Directors and a great resource to its management.

William E. Mitchell, 70, has been a Director of the Company since 1994 except between April of 2007 and May of 2008 when he did not serve as a Director of the Company because of other business commitments. Mr. Mitchell is the Managing Partner of Sequel Capital Management, LLC, a private equity firm that he founded. He was Chairman of the Board of Directors of Arrow Electronics, Inc., from 2006 to 2009, and President and Chief Executive Officer of Arrow Electronics, Inc. from 2003 to 2009. Mr. Mitchell was Executive Vice President of Solectron Corporation and President of Solectron Global Services, Inc., from 1999 to 2003. Other current directorships are Humana Incorporated and Spansion Inc. Mr. Mitchell’s qualifications and skills include global business leadership and operations experience, financial expertise, global sales and marketing experience, and experience with global supply chain and distribution strategies for industrial and consumer goods. This business experience is valuable to the Board of Directors and management of Rogers.

Ganesh Moorthy, 54, has served as Chief Operating Officer for Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog, memory and Flash-IP solutions, since June 2009. He served as Executive Vice President of Microchip from October 2006 to June 2009. From November 2001 to October 2006, Mr. Moorthy served as Vice President of several Microchip divisions. Since 2010, he has served as a member of the Board of Directors of Hua-Hong Grace Semiconductor in Shanghai, China. He is also a member of the University of Washington’s Electrical Engineering Board of Advisors. Mr. Moorthy’s extensive background in a number of Rogers' key industries and his global expertise in business and technology leadership made him an excellent addition to the Board in 2013.

Robert G. Paul, 72, has been a Director of the Company since 2000. Mr. Paul is the former President of the Base Station Subsystems Unit of Andrew Corporation, from which he retired in March 2004. From 1991, through July 2003, he was President and Chief Executive Officer of Allen Telecom Inc. which was acquired by Andrew Corporation during 2003. Mr. Paul joined Allen Telecom in 1970 where he built a career holding various positions of increasing responsibility including Chief Financial Officer. Mr. Paul also serves on the Board of Directors for Comtech Telecommunications Corp. and Kemet Corporation. The Company’s Board of Directors and management benefits from Mr. Paul’s extensive experience in the communications industry, one of the primary market segments into which the Company sells its products. Mr. Paul’s strong financial background adds accounting expertise to the Board’s activities. In addition, Mr. Paul’s experience running a public company with markets throughout the world and manufacturing plants in Europe, Asia and the Americas provides a strong fit with Rogers’ global markets and operations.

Peter C. Wallace, 59, has been a Director of the Company since June 2010. Mr. Wallace previously served as President and Chief Executive Officer, and a Director of Robbins & Myers, Inc., from July 2004 until February 2013, at which time the company was acquired by National Oilwell Varco, Inc. Prior to joining Robbins & Myers, he was President and Chief Executive Officer of IMI Norgren Group from October 2001 to July 2004. Mr. Wallace is also a Director of Applied Industrial Technologies, Inc. and Parker Drilling Company, both New York Stock Exchange listed companies. He also serves on the boards of several private manufacturing firms engaged in energy and industrial markets. Mr. Wallace’s career had included senior functional roles in application engineering, sales, marketing, and international operations before becoming the chief executive officer of multinational corporations. This broad and extensive experience in leadership roles, along with his board experience, is valuable to Rogers’ Board of Directors and to management.

The biographical information on this page and the immediately preceding page identifies the primary experience, qualifications, attributes and skills of the eight nominees for director. This information was used by the Board of Directors in making its nomination decision.

Charles M. Brennan III, a current director, is retiring from the Board of Directors when his term expires on the date of the Company’s 2014 Annual Meeting of Shareholders.

Vote Required and Recommendation of the Board of Directors

Directors will be elected by a plurality of the votes properly cast. This means those nominees receiving the eight highest numbers of votes at the Annual Meeting of Shareholders will be elected, even if such votes do not constitute a majority of the votes properly cast. Abstentions and broker non-votes will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the election of the above named nominees to the Board of Directors.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers’ capital stock as of March 12, 2014, by each of the current members of the Board of Directors, the named executive officers (“NEOs”) listed in the “Summary Compensation Table” on page 26, and by all current directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership
	Number of	Percent of
Name of Person or Group	Shares (1)	Class (2)
Michael F. Barry	9,200	*
Charles M. Brennan, III	32,342	*
Robert C. Daigle (5)	77,715	*
Gary M. Glandon (4)	2,786	*
Jeffrey M. Grudzien	45,487	*
Bruce D. Hoechner (3)(5)	14,009	*
Gregory B. Howey (4)	55,305	*
Carol R. Jensen (4)	19,867	*
Dennis M. Loughran	87,683	*
William E. Mitchell	19,471	*
Ganesh Moorthy	1,700	*
Robert G. Paul	46,446	*
Peter C. Wallace (4)	6,450	*
All Directors and Executive Officers as a Group (19 Persons) (1)	503,871	2.74

*	Less than 1%.
(1)
Represents the total number of currently owned shares and shares acquirable within 60 days of March 12, 2014, through the exercise of stock options and as otherwise noted. Shares acquirable under stock options exercisable, or otherwise as described below, within 60 days for each individual are as follows (last name/number of shares): Barry/2,400; Brennan/16,012; Daigle/52,917; Grudzien/34,401; Howey/22,650; Jensen/8,579; Loughran/71,300 (which includes 9,199 options that would become exercisable should he retire within 60 days of March 12, 2014 and approximately 4,770 shares of time-based restricted stock units that would vest should he retire within 60 days of March 12, 2014); Mitchell/15,749; Moorthy/1,700; Paul/22,650; Wallace/2,400; and the group of 19 individuals/302,486 (which includes 16,731 options which would become exercisable should certain officers retire within 60 days of March 12, 2014 and approximately 8,690 time- based restricted stock units which would vest should certain officers elect to retire within 60 days of March 12, 2014).

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 18,115,887 shares of common stock outstanding as of March 12, 2014, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of March 12, 2014, through the exercise of stock options and the acquisition of certain time-based restricted stock units.

(3)	Mr. Hoechner owns 785 shares included above as to which he has shared investment and voting power through family trusts or other accounts.
(4)
Ms. Jensen owns 11,288 shares in a trust in which investment and voting power is shared with a spouse. Messrs. Glandon, Howey and Wallace own, respectively, 1,000 shares, 24,126 shares and 4,050 shares in trusts in which they each have sole investment and voting power.

(5)	Mr. Daigle and Mr. Hoechner own, respectively, 9,127 shares and 12,084 shares as to which investment and voting power is shared with their respective spouses.

Beneficial Ownership of More than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2013 of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the SEC on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and dispositive power with respect to the shares listed below.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)

BlackRock, Inc. (2)
40 East 52 nd Street
New York, NY 10022	1,534,241	8.5

The Vanguard Group, Inc. (3)
100 Vanguard Blvd.
Malvern, PA 19355	1,128,516	6.2

Daruma Capital Management, LLC (4)
80 West 40th Street, 9th Floor
New York, NY 10018	1,086,472	6.0

(1)	Based on 18,115,887 shares outstanding as of the record date, March 12, 2014.
(2)
Blackrock, Inc., a parent holding company, reports it has sole voting power with respect to 1,473,068 of the shares listed above and sole dispositive power with respect to all of the shares listed above.

(3)
The Vanguard Group, Inc., a registered investment adviser, reports it has sole voting power with respect to 25,088 of the shares listed above and shared dispositive power with respect to 24,088 of the shares listed above and sole dispositive power with respect to 1,104,428 of the shares listed above.

(4)
Each of Daruma Capital Management, LLC, a registered investment adviser, and Mariko O. Gordon, report having shared voting power with respect to 503,006 of the shares listed above and shared dispositive power with respect to all of the shares listed above.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. Such basic principles are summarized here.

•
The Board of Directors is elected by and is accountable to the shareholders. Its primary purpose is to oversee management and to assure that the long-term interests of the shareholders are being served.

•	All directors stand for election annually.

•
The Board of Directors has adopted a retirement policy for directors, which is set forth in Rogers’ Corporate Governance Guidelines, under which directors may not be nominated for election after age 72 unless the Board deems it advisable to do so.

•
The Board of Directors has determined that eight of its nine current directors, representing a substantial majority of the Board, are independent. Rogers’ Corporate Governance Guidelines require that a majority of the Board be independent under NYSE listing requirements but also state that it is the Board of Directors’ goal (but not a requirement) that at least two-thirds of the directors be independent.

•
The standing committees of the Board of Directors consist solely of independent directors. The charters of all of the committees of the Board of Directors are approved by the entire board and establish committee responsibilities.

•
The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers’ independent registered public accounting firm. The Audit Committee also has full responsibility for determining the independent registered public accounting firm’s compensation and oversees and evaluates Rogers’ internal audit function. The Audit Committee has four members whom the Board of Directors has determined are “audit committee financial experts” as defined under Item 407 of Regulation S-K as well as under the rules of the New York Stock Exchange.

•
The non-management directors (all of whom currently are independent) regularly meet in executive session and there is an independent “Lead Director” who is responsible for presiding over such meetings.

•
The Board of Directors annually evaluates its own performance. Each of the board committees conducts an annual self- evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

•	The Board of Directors annually reviews a strategic plan and a one-year operating plan that is linked to strategic objectives.

•
The Compensation and Organization Committee of the Board of Directors evaluates the performance of the President and Chief Executive Officer (“CEO”) and determines his compensation. The Board of Directors as a whole oversees succession planning with respect to the President and CEO as well as other senior management positions.

•	Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

•
The complete Corporate Governance Guidelines are available both on Rogers’ website, http://www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Board of Directors

DIRECTOR INDEPENDENCE

Under the listing standards of the NYSE, the Board of Directors is required to affirmatively determine which of its directors are independent based in part on the absence of any direct or indirect material relationship between the Company and the director. The Board has adopted the following categorical standards, which are also contained in the Rogers Corporation Corporate Governance Guidelines available on Rogers’ website, www.rogerscorp.com/cg/, to assist it in determining director independence in accordance with the NYSE’s independence standards:

•
If a Rogers’ director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, such amount should not exceed $30,000;

•
If a Rogers’ director is an executive officer of another company that does business with Rogers, the annual sales to, or purchases from, Rogers should be less than 1% of the revenues of the company he or she serves as an executive officer;

•
If a Rogers’ director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other should be less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and

•
If a Rogers’ director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization should be less than 1% of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the amount of Rogers’ contributions for this purpose.)

The Board of Directors has affirmatively determined that all of the current directors other than Mr. Hoechner satisfy these standards and do not otherwise have any direct or indirect material relationship with Rogers other than (1) serving as a director and a board committee member, (2) receiving related fees as disclosed in this proxy statement under “Directors’ Compensation” and (3) having beneficial ownership of Rogers’ securities as disclosed in this proxy statement under “Stock Ownership of Management”. Because they also satisfy the other independence requirements of the NYSE listing standards, the following directors are independent thereunder: Michael F. Barry, Charles M. Brennan, III, Gregory B. Howey, Carol R. Jensen, William E. Mitchell, Ganesh Moorthy, Robert G. Paul and Peter C. Wallace.

BOARD LEADERSHIP STRUCTURE

Rogers Corporation is led by Bruce D. Hoechner who has served as the Company’s President and CEO since October of 2011. The Company’s bylaws provide that unless otherwise provided by the directors, the President and CEO shall preside, when present, at all meetings of shareholders and (unless a chairman of the Board of Directors has been appointed and is present) of the directors. If a chairman of the Board of Directors is appointed, he or she shall preside at all meetings of the Board of Directors at which he or she is present. Currently, there is no chairman of the Board as during the last twenty years the Board has selected only recently retired, or soon to be retired, Presidents and CEOs of the Company to serve in this capacity. The Company’s Board currently has eight independent members and one non-independent member, Mr. Hoechner. There is an independent Lead Director whose responsibilities include presiding at executive sessions of the non-management directors (all of whom are independent), providing periodic feedback to the President and CEO, reviewing board agendas and being a person whom shareholders can contact should they wish to communicate with the Board. Other independent directors also provide input for board agendas. Independent directors hold executive sessions without management present as frequently as they deem appropriate, and generally such an executive session is held at each in-person, regularly scheduled board meeting. The Board currently has three standing committees - (1) Audit, (2) Compensation and Organization, and (3) Nominating and Governance. Each of these committees is comprised solely of independent directors, with each of the three committees having a separate chairperson who participates in the development of committee agendas. We believe that this leadership structure has worked well for the Company because it is combined with a compatible board culture and a board with typically only eight to ten members. Such a board culture creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters. This is also an environment in which senior managers are able to express their own opinions. The current leadership structure and board culture provide sufficient flexibility to address varying issues as conditions change.

BOARD DIVERSITY

As set forth in its Corporate Governance Guidelines, Rogers endeavors to have a board with diverse experience at policy-making or strategic-planning levels in business or in other areas that are relevant to the Company’s activities. The Nominating and Governance Committee does not have a formal policy with respect to diversity in identifying or selecting nominees for Rogers’ Board, but in evaluating nominees, the committee assesses the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing board members as well as the future needs of the Board. During the Board’s annual self-evaluation, and at other times during the year, the directors assess the Board’s performance and ways in which such performance can be improved.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board has an active role as a whole, and also at the committee level, in overseeing management of the Company’s risks. The entire Board receives regular reports from management concerning areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. Although the Board as a whole is responsible for overseeing the Company’s risk management, each Board committee is responsible for evaluating the risks associated with its area of responsibility and discussing its findings and making recommendations to the Board.

The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are prudent based on the Company’s strategy and the current business environment. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

MEETINGS OF CERTAIN COMMITTEES

Board of Directors

The Rogers’ Board of Directors held six meetings during 2013. The Board of Directors currently has three standing committees, an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. With the exception of J. Carl Hsu, all directors attended at least 75% in the aggregate of the meetings held in 2013 of the Board and the committees on which each such director served during his or her tenure as Board and committee members. The Rogers’ Corporate Governance Guidelines provide that all directors are expected to attend the annual meeting of shareholders absent an unavoidable conflict. With the exception of J. Carl Hsu, all of the members of the Board of Directors then serving attended the 2013 Annual Meeting of Shareholders. Due to illness, Mr. Hsu was unable to attend any meetings of the Board of Directors or its committees held in 2013 prior to his retirement on May 3, 2013.

The Rogers’ Board of Directors adopted a set of Corporate Governance Guidelines, which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders along with the charters of the Audit, Compensation and Organization, and Nominating and Governance Committees. See “Availability of Certain Documents” in this proxy statement.

Meetings of Non-Management Directors

The Board holds regularly scheduled sessions for the non-management directors of the Company (all of whom are independent) without management present. These meetings are presided over by the Lead Director. The non-management directors may meet without management present at other times as determined by the Lead Director. On May 3, 2013, Mr. Mitchell was appointed Lead Director for a one year term. Currently, the non-management directors of the Company are Messrs. Barry, Brennan, Howey, Mitchell, Moorthy, Paul and Wallace, and Ms. Jensen. Any interested party who wishes to make their concerns known to the non-management directors may contact the Lead Director or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn.: Lead Director.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, held five meetings in 2013. The Audit Committee’s responsibilities, which are set forth in a written charter adopted by the Board, include appointing, terminating, evaluating, and setting the compensation of the independent registered public accounting firm of Rogers; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers’ accounting, financial and operating controls. On May 3, 2013, Mr. Brennan was appointed chairperson and Mr. Barry, Ms. Jensen, Mr. Mitchell and Mr. Paul were appointed members of this committee. The Board of Directors has determined that each of these individuals is “independent” in accordance with the NYSE’s listing standards and the rules and regulations of the SEC and related federal law. In addition, the Board of Directors has also determined that Messrs. Barry, Brennan, Mitchell and Paul are “Audit Committee Financial Experts” in accordance with the standards established by the SEC and all of the Audit Committee members are financially literate in accordance with NYSE listing standards. The agenda for meetings of the Audit Committee is determined by its chairperson with the assistance of management. The Audit Committee’s charter is available both on Rogers’ website, http://www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Compensation and Organization Committee

The Compensation and Organization Committee held nine meetings in 2013. During 2013, the Compensation and Organization Committee was comprised of non-management directors, who were each: (i) independent as defined under the NYSE listing standards and as determined by the Board of Directors, (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. On May 3, 2013 Mr. Paul was appointed chairperson and Mr. Howey, Ms. Jensen, Mr. Mitchell and Mr. Wallace were appointed members of this committee.

The Board has adopted a charter for the Compensation and Organization Committee, which is available both on Rogers’ website, http://www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Compensation and Organization Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	Develop performance goals and objectives, including corporate goals and objectives, for the President and CEO;

•	Evaluate the performance of the President and CEO;

•
Establish the base salary, incentive compensation and any other compensation for the President and CEO and review and approve the President and CEO’s recommendations for the compensation of all other executive officers;

•	Approve and monitor Rogers’ management incentive and equity compensation plans, retirement and welfare plans and discharge the duties imposed on this committee by the terms of those plans;

•	Periodically review and make recommendations regarding compensation for non-management directors; and

•
Review the Company’s organizational development activities including development and succession plans for the executive officers and, as appropriate, general programs for professional and leadership development throughout the Company.

As President and CEO, Mr. Hoechner recommends compensation decisions for each executive officer other than himself based on his assessment of each executive officer’s performance during the year and his review of compensation data and discusses these recommendations and related issues with the Compensation and Organization Committee. During committee meetings at which compensation actions involving executive officers are discussed, Mr. Hoechner has taken an active part in the discussions. The agenda for meetings of the Compensation and Organization Committee is determined by its chairperson with the assistance of management. Compensation and Organization Committee meetings are regularly attended by the President and CEO and certain other members of management and various advisors. At each meeting, the Compensation and Organization Committee has the opportunity to meet in executive session. The Compensation and Organization Committee’s chairperson reports the committee’s recommendations and decisions on executive compensation to the full Board of Directors. When appropriate these reports and related discussions are conducted in executive session, without management present.

The Compensation and Organization Committee retains an independent executive compensation consultant, Pay Governance LLC, which provides input, analysis, and advice to the Compensation and Organization Committee with respect to our executive compensation philosophy, pay positioning, design of compensation elements, overall equity usage and allocation. Pay Governance LLC reports directly to the Compensation and Organization Committee and interacts with management at the direction of the Compensation and Organization Committee. Pay Governance LLC did not perform work for Rogers Corporation other than that which was pursuant to its engagement by the Compensation and Organization Committee. Pay Governance LLC provided the Compensation and Organization Committee with a letter covering factors specified in listing rules regarding potential conflicts of interest arising from the consultant’s work. Based on the letter and discussions with Pay Governance LLC, the Compensation and Organization Committee determined that Pay Governance LLC’s work did not raise any conflicts of interest.

Nominating and Governance Committee

The Nominating and Governance Committee held four meetings in 2013. This committee has functions that include developing and recommending to the Board of Directors criteria for board and committee membership, identifying candidates for directors, reviewing their qualifications, and making recommendations to the Board of Directors about who should serve as directors, overseeing Rogers’ corporate governance policies and practices, developing and recommending to the Board of Directors corporate governance guidelines and, at least yearly, overseeing a review of the performance of the Board of Directors and its committees. On May 3, 2013, Mr. Wallace was appointed chairperson and Messrs. Barry, Brennan, and Howey were appointed members of this committee. On July 12, 2013, Mr. Moorthy was appointed a member of this committee. Mr. Moorthy, who was appointed as a director by the Board of Directors on July 12, 2013, was recommended to the Nominating and Governance Committee and Board of Directors for appointment as a director by RSR Partners, a third party executive and board search firm. The Board of Directors has determined that each member of this committee is “independent” in accordance with the NYSE’s listing standards. The agenda for meetings of the Nominating and Governance Committee is determined by its chairperson with the assistance of management. The Nominating and Governance Committee charter is available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Nominating and Governance Committee will consider nominees for director recommended by shareholders if such recommendations for director are submitted in writing to the Secretary of Rogers Corporation, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors, have been adopted as Rogers believes that the procedures currently in place will continue to serve the needs of the Board and shareholders.

DIRECTORS’ COMPENSATION

Directors who are employees of Rogers receive no additional compensation for their services as directors. The Compensation and Organization Committee periodically reviews non-management director compensation policies with the assistance of its compensation consultant. In 2013, compensation for non-management directors consisted of an annual retainer and meeting fees (“Fees Earned or Paid”) and equity awards as described below.

The table below shows the total compensation earned by our non-management directors during 2013. Each component of director compensation is summarized following the table.

Name	Fees Earned or Paid (1)	Deferred Stock Unit Awards (2)	Total
Michael F. Barry	$55,750	$100,000	$155,750
Charles M. Brennan, III	$65,000	$100,000	$165,000
Gregory B. Howey	$59,250	$100,000	$159,250
J. Carl Hsu (3)	$13,591	-	$13,591
Carol R. Jensen	$58,250	$100,000	$158,250
William E. Mitchell	$69,750	$100,000	$169,750
Ganesh Moorthy	$25,304	$81,096	$99,900
Robert G. Paul	$69,250	$100,000	$169,250
Peter C. Wallace	$66,250	$100,000	$166,250

(1)	Includes the annual retainer and meeting fees, which were all paid in cash for 2013. Directors may elect to defer such fees pursuant to a non-qualified deferred compensation plan.
(2)
The fair value of Deferred Stock Unit Awards is the same as the compensation cost reported in Rogers’ financial statements. All Deferred Stock Units awarded to directors are immediately vested as of the award date. On May 3, 2013, we granted a Deferred Stock Unit Award for 2,400 units to each non-management director (other than Mr. Hsu) and the fair value of the shares underlying each award on the grant date was $100,000.

(3)	Mr. Hsu retired from the Board on May 3, 2013.

Annual Retainer

Non-management directors earned a minimum annual retainer of $40,000 in 2013 if they served on the Board for a full year. The Lead Director and the chairperson of each board committee earned an additional annual retainer amount in 2013 as follows: (i) Lead Director (Mr. Mitchell) - $15,000; (ii) Audit Committee Chairperson (Mr. Brennan) - $10,000; (iii) Compensation and Organization Committee Chairperson (Mr. Paul) - $7,500; (iv) Nominating and Governance Committee Chairperson (Mr. Wallace) - $5,000). The annual retainer is pro-rated for non-management directors who serve for only a portion of the year and is normally paid in June and December.

Meeting Fees

Directors received $1,500 for each board meeting attended in 2013. Committee chairpersons received $1,500 for each committee meeting attended and other committee members received $1,000 for each committee meeting attended. Fees for telephonic meetings are reduced by 50%. Meeting fees are paid in cash unless Rogers’ stock compensation is elected.

Deferred Stock Unit Awards

Deferred Stock Unit Awards were granted to non-management directors on May 3, 2013. These full-year awards were for 2,400 units each, which are fully vested. The stock subject to these awards is scheduled to be issued on June 3, 2014, which is the 13-month anniversary of the grant date unless the individual elected to defer the receipt of these shares. No stock options were granted to non-management directors in 2013.

Perquisites and Reimbursable Expenses

Rogers does not provide its non-management directors with any additional benefits and/or perquisites. Rogers does reimburse its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members. The Directors’ Education and Training Allowance Policy was established to provide reimbursement to non-management directors for the reasonable costs to attend education and training programs, as well as membership fees in any appropriate organizations, in all such cases reflective of the director’s duties to the Board, the director’s background and experience, and developments relevant to corporate governance and to the Company’s operations up to a maximum of $10,000 during any two year period.

AUDIT COMMITTEE REPORT

The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board of Directors. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”). The Audit Committee discussed with Ernst & Young LLP, Rogers’ independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards including Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed its independence with Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Annual Report for filing with the Securities and Exchange Commission.

As stated in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for determining that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for conducting an audit of our annual financial statements in accordance with the standards of the PCAOB. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

Audit Committee:	Charles M. Brennan, III, Chairperson
Michael F. Barry, Member
Carol R. Jensen, Member
William E. Mitchell, Member
Robert G. Paul, Member

Executive Compensation

EXECUTIVE SUMMARY

Business Performance

Rogers is a global enterprise that provides its customers with innovative solutions and industry leading products in a variety of markets, including portable communications, communications infrastructure, consumer electronics, mass transit, automotive, defense and clean energy. The Company generates revenues and cash flows through the development, manufacture, and distribution of specialty material-based products that are sold to multiple customers, primarily original equipment manufacturers (OEMs) and contract manufacturers that, in turn, produce component products that are sold to end-customers for use in various applications.

In 2013, Rogers continued transforming into a more agile, innovative and market driven organization. The Company experienced sales growth, reporting net sales of $537 million in fiscal year 2013 as compared to $499 million in fiscal year 2012. This rebound in 2013 can be primarily attributed to the growth in the Printed Circuit Materials (PCM) operating segment of 14.2% from $161.9 million in 2012 to $184.9 million in 2013 and in the Power Electronics Solutions (PES) operating segment of 19.7% from $134.3 million in 2012 to $160.7 million in 2013. At PCM, these increases were driven by significant growth in global telecommunications infrastructure capacity in both 3G and 4G base stations and antenna systems, as well as other new application areas such as automotive radar systems. At PES, these increases were driven by a significant rebound in demand for energy efficient motor drives, as well as the return of rail and solar power investment projects. These increases were partially offset by a 6.3% decline in sales in the High Performance Foams operating segment from $179.4 million in 2012 to $168.1 million in 2013. This decline was driven by lower demand in mobile device applications, specifically in the tablet segment due in part to design changes and shifting market dynamics. However, significant progress was made in penetrating new opportunities in the consumer and general industrial segments where we continue to expand sales through application, technology and geographic expansion.

We were able to leverage the fiscal year 2013 revenue growth into stronger profitability as a result of the streamlining activities that were initiated in 2012.

Our Executive Compensation Philosophy

The Company’s executive compensation philosophy is to attract, retain, and motivate the most talented and dedicated executives possible in order to achieve outstanding business performance and shareholder value at a reasonable cost. The Company’s approach to executive compensation takes into account the cyclical nature of the Company’s business. This approach is based on creating an executive pay structure that can be maintained during down cycles while rewarding executives with generally above market total cash and equity compensation when justified by business results and individual performance.

Summary of 2013 Key Compensation Matters

Long-Term Incentive

Our executive officers who received performance-based restricted stock units in 2011 earned a composite payout percentage of 108.3 % of target. The following performance during the 2011 – 2013 performance period resulted in this payout:

•	3.0% compounded annual growth rate (“CAGR”) in sales

•	-6.9% CAGR in diluted earnings per share (“EPS”)

•	7.1% free cash flow as a percentage of sales

Short-Term Incentive

Named executive officers (“NEOs”) whose Annual Incentive Compensation Plan (“AICP”) awards were exclusively based on overall Company performance earned a bonus for fiscal year 2013. In the case of Mr. Grudzien, 50% of his award was based on Advanced Circuit Materials Division performance. The following measures were used in calculating 2013 AICP payments:

•	Sales

•	Profit from continuing operations

•	Cash generation from operations

•	Participation in safety initiatives

Other Important Matters

The Compensation and Organization Committee has reviewed market practices for executive compensation and made several changes over the last few years – highlights include:

•	Shifting to a more balanced portfolio approach using a mix of different types of equity incentives.

•	Adopting a compensation recovery policy (also known as compensation claw-back policy) .

•	Removing automatic vesting on change in control with respect to all equity awards granted after 2008.

•
Amending our change in control protection to (i) remove evergreen provisions, (ii) remove pension and savings make whole benefits and automobile benefits and (iii) condition severance benefits to non-compete obligations.

•	Structuring the annual AICP to allow for payments to our President and CEO to be tax deductible.

•	Freezing pension and supplemental pension accruals thus reducing projected future liabilities and annual plan expenses.

•	Eliminating tax gross-up payments for employment taxes assessed on pension restoration benefits.

•	Short and long-term performance awards are tied to different performance metrics.

We do not have employment agreements for our U.S.-based executives that guarantee any level of compensation. Severance policies generally apply to all of our U.S.-based employees. Change in control protection is limited to amounts that do not result in golden parachute payments for tax purposes. Change in control protection is based on a double trigger philosophy – namely, a change-of-control plus a qualifying involuntary termination of employment is required before benefits are paid.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the 2013 compensation program for our NEOs listed in the “Summary Compensation Table” on page 26. During fiscal 2013, these individuals were:

Bruce D. Hoechner, President and Chief Executive Officer (“CEO”)
Dennis M. Loughran, Vice President, Finance and Chief Financial Officer (“CFO”)
Robert C. Daigle, Sr. Vice President and Chief Technology Officer (“CTO”)
Jeffrey M. Grudzien, Vice President, Advanced Circuit Materials Division
Gary M. Glandon, Vice President and Chief Human Resources Officer (“CHRO”)
Luc Van Eenaeme, Former Vice President and Managing Director Rogers Europe

Mr. Van Eenaeme’s employment with the Company terminated on June 30, 2013 and our discussion in the CD&A relates to him only as specifically noted below.

This CD&A also describes the material elements of our executive compensation program during fiscal 2013. It also provides an overview of our executive compensation philosophy and principles. Finally, it analyzes how and why the Compensation and Organization Committee, referred to in this CD&A below as the “Committee,” arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2013, including the key factors that the Committee considered in determining their compensation.

This CD&A is divided into the following sections:

•	Executive Compensation Philosophy, Principles and Pay Elements & Mix

•	Fiscal Year 2013 Compensation Components and Decisions for NEOs

•	Change in Control Protection, Severance and Perquisites

•	Other Compensation Policies

•	Our Prior Say-On-Pay Vote

•	Risk Mitigation Provisions

•	Tax and Accounting Considerations

The Committee directs and oversees our executive compensation program. A detailed discussion of the Committee’s structure, roles and responsibilities and related matters can be found under the heading “Compensation and Organization Committee” on page 10.

The Committee believes that the Company is acting in a manner that is consistent with its compensation philosophy. The Committee also believes that the pay mix and competitive positioning for our NEOs are reasonable so that they are appropriately rewarded for creating shareholder value, achieving operational success, and making individual contributions.

EXECUTIVE COMPENSATION PHILOSOPHY, PRINCIPLES AND PAY ELEMENTS AND MIX

Compensation Philosophy

As noted above, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders. Generally, the types of compensation and benefits provided to the NEOs are also provided to other executive officers.

Compensation Principles

The Committee applies the following core principles in structuring the compensation of its NEOs:

•	Provide a simple program design which provides motivation and is easy to communicate and understand.

•	Provide a strong link between incentive compensation and corporate profitability.

•	Provide the opportunity for executives to build a meaningful equity position leading them to manage from an owner’s perspective in balance with the long-term strategy of the business.

•	Provide an appropriate reward for executives when they deliver significant shareholder returns over a long period of time.

•	Provide a total rewards package designed to be competitive with other size-appropriate companies in the technology and technology equipment industry.

Pay Elements & Mix for 2013

Consistent with our executive compensation philosophy and core principles, a significant portion of executive compensation is variable and performance related. The key elements of our annual executive compensation program are:

Base Salaries – to provide a secure base of compensation in an amount that recognizes each NEO’s role and responsibility, as well as his or her experience, job performance and contributions.

Short-Term Incentive Compensation – to motivate NEOs and reward them for achieving annual financial objectives that align with the overall business strategy. Our short-term incentive compensation provides a cash payment based on the Company’s annual performance relative to pre-established internal performance targets for sales, profit from continuing operations, cash generation from operations and the level of employee participation in safety initiatives, subject to modification at the discretion of the Compensation & Organization Committee as discussed below.

Long-Term Incentive Compensation – to retain the continued services of our NEOs over a period of time, align their rewards with long-term shareholder returns and encourage stock ownership. For 2013, our long-term incentive compensation was provided in the form of:

•
Performance-Based Restricted Stock Units, which can be earned over a three-year performance period based on the Company’s “Total Shareholder Return” (“TSR”) and “Return on Invested Capital” (“ROIC”) versus a specified group of Standard & Poor’s (S&P) companies.

•	Time-Based Restricted Stock Units, which vest based on continued service with Rogers and the value of which is directly related to the Company’s stock price.

Of the target direct compensation for Mr. Hoechner during 2013, seventy-three percent (73%) was tied to variable performance-related pay as illustrated in the following pay mix chart:

Notes to Target Pay Mix Chart:

(1)	Base Salary is the annual rate in effect as of March 25, 2013.
(2)	Short-Term Incentive Compensation reflects the 2013 target annual cash-based incentive.
(3)	Long-Term Incentive Compensation reflects the grant date fair values for all 2013 equity awards.

The variable performance related pay at target for our other NEOs (other than Mr. Hoechner and Mr. Van Eenaeme) during 2013 was sixty two percent (62%) of total direct compensation as illustrated in the following chart:

Notes to Target Pay Mix Chart:

(1)	Base Salary is the annual rate in effect as of March 25, 2013.
(2)	Short-Term Incentive Compensation reflects the 2013 target annual cash-based incentive.
(3)	Long-Term Incentive Compensation reflects the grant date fair values for all 2013 equity awards.

We also provide our NEOs with the following additional benefits:

•	Section 401(k) and health and welfare benefits on substantially the same terms and conditions as they are provided to most of our other employees.

•	A non-qualified unfunded deferred compensation plan that allows executives to defer salary and bonus and receive matching contributions on deferred amounts in a cost effective tax-advantaged basis.

•
Severance and change-in-control protection to increase retention and mitigate potential conflicts of interest when NEOs perform their duties in connection with a potential change in control transaction.

Rogers also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”) and a non-qualified unfunded pension plan (the “Pension Restoration Plan”) that is primarily designed to restore pension benefits that cannot be provided under the tax-qualified defined benefit pension plan. Salaried U.S. employees hired after December 31, 2007 are not eligible to participate in these pension plans, including our current President and CEO. As of June 30, 2013, none of our NEOs or other executive officers accrue benefits under these plans. The combined amounts of their accruals in the “Summary Compensation Table” on page 26 for 2013 were $421,324. A detailed description of the Pension Restoration Plan with a listing of the present value of accumulated benefits accrued by each NEO under these plans as of December 31, 2013, is set forth in the “Pension Benefits at End of Fiscal Year 2013” section starting on page 34.

Market Analysis

The Committee regularly reviews and considers two sources of compensation information, a comparator company group and survey data, for the purpose of obtaining a general understanding of current executive compensation practices.

For our President and CEO, and CFO, the Committee uses both the comparator company group and survey data. This group of comparator companies consists of U.S. public companies in the electronics equipment industry that, in the aggregate, the Committee determined (in consultation with management and its compensation consultant, Pay Governance LLC) reflects the labor market in which Rogers competes for executive talent.

For 2013, a new comparator company group was established and included the following 17 U.S. public companies with median revenue of approximately $495 million compared to Rogers’ revenue of $499 million for fiscal year 2012, and a median market capitalization of approximately $575 million compared to Rogers’ market capitalization of $687 million as of December 2012.

ATMI Inc.	International Rectifier	MKS Instruments
Cabot Microelectronics	Intersil Corp.	Power-One
Ceradyne Inc.	IXYS Corp.	Pulse Electronics
Comtech Telecom.	KEMET Corp.	Semtech Corp.
Diodes Inc.	Littelfuse Inc.	Vicor Corp.
Hutchinson Tech.	Methode Electronics

Selecting the comparator company group is challenging, as many companies that compete with Rogers with similar products and services are either privately-owned, quite small, or are divisions of much larger corporations. For these reasons, their compensation data is either not publicly available or not relevant. The Committee’s selection of the comparator company group attempts to select companies that have a similar global presence and complexity of multiple global manufacturing operations, are within an appropriate range of revenue (both larger and smaller), hire employees with similar skills and experience as Rogers and are generally in the electronics equipment manufacturing industry. Survey data provides general executive compensation market practice information and helps address the challenge of finding appropriate comparator companies for all positions. Also, the structure of our organization is somewhat different than other organizations and our executive positions do not precisely match typical market positions. Some executives are responsible for multiple roles and/or business units that are difficult to match to the market. The comparator company group is within the Global Industry Classification Standard (“GICS”) code 452030 (Technology Hardware and Equipment). The Committee also relied on compensation data from technology and general industry surveys, selected and compiled by Pay Governance LLC. Survey and comparator company group data are averaged to develop a market composite of the data for comparison purposes for the President and CEO and the CFO. The compensation for all other NEOs is compared to survey data only. The Committee believes using a comparator company group and appropriate and relevant survey data is a reasonable method to understand the executive talent market in which Rogers must compete.

Setting Compensation

Base salary, short-term incentives and long-term incentives were compared to a broad range of compensation data from the survey data and the Company’s comparator company group (in the case of the President and CEO, and the CFO). The Committee, after considering all of the market information and the President and CEO’s recommendations for the NEOs, uses its discretion in determining each NEO’s base salary and short and long-term incentives. It is intended that total short-term and long-term incentive compensation opportunities will provide value at the 50th percentile or median (as established by the comparator company group and survey data) and may be adjusted above or below the median based on performance.

Other Factors Influencing Compensation

In general, the Committee intends that each compensation component should be competitive in the marketplace. At the same time, the Company recognizes that the costs of the compensation program impact Rogers’ financial performance. Consistent with balancing these objectives, short and long-term incentives are all normally heavily weighted on improving financial results over the previous year so as to provide the executive with performance-based compensation when the shareholders receive added value. The Committee may determine that it is appropriate, in addition to competitive market practices, to adjust compensation for NEOs considering individual factors and the NEO’s position. Factors usually considered with respect to our NEOs consist of the following: assessment of the individual’s total relevant job experience, time in the position, job content and performance, strategic investment in individuals deemed critical to retention and leadership succession plans, annual salary budget, internal value of the position/role in the organization as compared to other roles, general Company results compared to the annual plan, reactions to changes in the business environment during the year, contributions to the overall corporate performance as a member of the leadership team, development of the employees in their organization, contribution to the achievement of the Company’s goals, growth, innovation, increasing revenue and profitability, and increasing shareholder value, compensation compared to the overall market data and practices, overall leadership and employee satisfaction within their organization, contribution to the strategic and annual planning process, and the level of collaboration and cooperation consistent with our other executive officers. The Committee does not assign specific weights to any of these criteria. The Committee strongly believes in engaging the most dedicated and talented executives in critical functions and this may entail negotiations with potential new hire executives who have significant compensation packages in place with their current employer.

FISCAL YEAR 2013 COMPENSATION COMPONENTS AND DECISIONS FOR NEOS

Base Salary

The Committee reviewed the base salaries of our NEOs in 2013. Based on the considerations described earlier, the Committee adjusted the base salaries for our NEOs effective March 25, 2013 as follows:

		2012	2013	Total
Name	Title	Annualized	Annualized	Percentage
		Base Salary	Base Salary	Increase
Bruce D. Hoechner	President and CEO	$460,018	$500,000	8.7%

Dennis M. Loughran	Vice President, Finance and CFO	$316,400	$330,000	4.3%

Robert C. Daigle	Sr. Vice President and Chief	$313,400	$322,000	2.7%
	Technology Officer

Jeffrey M. Grudzien	Vice President, Advanced Circuit	$265,018	$280,000	5.7%
	Materials Division

Gary M. Glandon	Vice President and Chief Human	$275,000	$275,000	0.0%	(1)
	Resources Officer

(1)	Mr. Glandon was hired on October 22, 2012 and did not receive a salary increase in 2013.

The actual amount of salary earned by all of the Company’s NEOs during 2013 is shown in the “Summary Compensation Table” on page 26. These increases reflect annual performance reviews and are in line with the total salary budget increase of 4.0% for the Company.

Incentive Compensation

In February of 2013, the Committee reviewed the metrics used for the short and long-term incentive plans and decided that it would be beneficial to:

•	Improve the focus of those plans on Rogers’ short and long-term operating and financial priorities,

•	Offer greater balance by eliminating redundancy in metrics between the plans,

•	Provide better alignment between the annual incentive metrics of the Company’s officers and other plan participants, and

•	Increase accountability for producing long-term results that equal or exceed our industry peers.

Based on those objectives, the Committee modified the incentive metrics as follows:

Annual Incentive Compensation Plan - changed from revenue and earnings per share, which were used prior to 2013, to revenue, operating profit, cash flow and employee safety participation.

Long Term Performance Based Restricted Stock Units - changed from revenue, earnings per share and cash flow, which were used prior to 2013, to return on invested capital and total shareholder return (both relative to a group of similar technology companies).

Short-Term Incentive Compensation

We provide short-term incentive compensation under our Annual Incentive Compensation Plan or AICP. The AICP is a cash-based, pay-for-performance annual incentive plan that applies to all NEOs and executive officers as well as other employees. Annual incentives are designed to increase the amount of total annual cash compensation that is at risk as the person achieves higher levels of responsibility. It is designed to share the benefits of improved financial performance and provide pay that is reasonably competitive with the comparator company group and/or survey data when performance at target is achieved. Actual bonus payouts are based on actual performance achievement for the year.

The target awards for each NEO under the AICP for 2013, expressed as a percentage of base salary, are listed on page 30. The actual amounts earned by our NEOs under the AICP for 2013 are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation” on page 26. Decisions on short-term incentives do not impact any other decisions regarding any other element of executive compensation. However, the Committee does recognize that actual AICP award opportunities affect potential payments under the Officer Special Severance Agreements upon a Change in Control.

The Committee set the following performance goals with respect to overall sales, profit from continuing operations, cash generation from operations and safety initiative participation for 2013. Set forth below is the performance required in order to be eligible to receive payment at the threshold performance level (25% of the target award), the target performance level (100% of the target award) and the maximum performance level (200% of the target award), subject to the exercise of discretion (except in the case of the CEO) as discussed below.

Annual Incentive Compensation Plan for 2013 - Performance Goals
(Dollars in thousands)

Performance Level and	25%		100%		200%
Payout Percentage (1)	Threshold		Target		Maximum
Measure (Weightings)
Consolidated Sales (45%)	$500,000	$537,482 Actual	$542,000		$570,000
Operating Profit (45%)	$49,945		$60,137	$61,860 Actual	$69,959
Cash Generation(2) (5%)	$60,000		$65,000		$70,000	$77,167 Actual
Safety Initiative Participation (5%)			90%	97% Actual
2013 Weighted Average AICP Performance Attainment (3)			109.3%

(1)	Linear interpolation is used to determine the percentage of target that has been achieved for performance between threshold and target, and target and maximum.

(2)	In accordance with our Statement of Consolidated Cash Flows- Net cash provided by operating activities of continuing operations.

(3)	Equals the sum of weighted performance percentage for each listed measure. The “weighted performance percentage” for a listed measure is the percentage of target achieved multiplied by its weighting.

In determining our 2013 operating profit as described above (except in the case of the CEO), the Committee chose to exclude under the terms of the AICP certain non-recurring charges related to (i) the relocation and restructuring of our Curamik GmbH operations, (ii) severance charges that were incurred in connection with our efforts to streamline our organization so as to improve future profitability, (iii) pension curtailment and settlement charges (in connection with discontinuing future accrual of benefits under our defined benefit pension plans during 2013) and (iv) a one-time mark-to-market impairment of an investment under accounting rules. The Committee excluded these expenses, which totaled approximately $12.6 million, because they did not reflect activities that were connected to our 2013 operating profit performance.

The Committee has the discretion to approve a payment larger than the calculated AICP payment set forth above (other than for our CEO). The Committee exercised its discretion to increase Mr. Glandon’s payment by 12.3% in recognition of his contribution in the area of human resource management. The Committee can also exercise discretion to reduce the calculated AICP payment set forth above for all of our NEOs. The Committee reduced Mr. Loughran’s payment by 16.8%.

Long-Term Incentive Compensation

The Committee believes that long-term equity incentives should focus our executive officers on shareholder value creation through the long-term performance of the Company, as well as motivate them and retain their services in a competitive job market by providing significant long-term earnings potential. We use long-term equity incentives both as part of the annual compensation program for our executive officers and to address special situations as they may arise from time to time and on a case by case basis.

For 2013, the Committee granted long-term incentives in the following percentages to the NEOs:

•	Time-Based Restricted Stock Units – 50%

•	Performance-Based Restricted Stock Units – 50%

Grant information regarding each of the equity awards provided to our NEOs for 2013, including the number of covered shares, is set forth in both the “Grants of Plan Based Awards for Fiscal Year 2013” table on page 29 and the “Outstanding Equity Awards at End of Fiscal Year 2013” table on page 31.

Mr. Hoechner recommended to the Committee the target total dollar value of the long-term incentive awards for the NEOs other than himself. Decisions on annual long-term incentive compensation awards do not impact any other decisions regarding any other element of executive compensation; however, they may affect potential benefits under the Officer Special Severance Agreements upon a Change in Control.

Performance-Based Restricted Stock Units

The Committee uses performance-based restricted stock units to emphasize various financial factors to drive long-term value. The performance criteria for the 2013 performance-based restricted stock units are as follows:

•	The three year total shareholder return (TSR) 60% weighting; and

•	The three year return on invested capital (ROIC) 40% weighting.

Both of these measures/performance criteria are compared to a specified group of peer companies.

The Committee converts fifty percent of a NEO’s targeted long-term incentive dollar value into a number of target shares using the average closing price per share of Rogers’ common stock for the 30 trading days prior to the grant date, rounding up to the nearest 10 shares. The dollar amount that was used in 2013 for this conversion was $48.53, based on the average closing price per share of Rogers’ stock for the 30 trading days prior to the February 18, 2013 grant date. Each NEO receiving performance-based restricted stock units may earn up to twice the target award if performance is achieved beyond target levels.

In February 2014, the Committee reviewed the Company’s performance with respect to the performance-based restricted stock units issued for the performance period beginning January 1, 2011 and ending December 31, 2013. After considering financial information that had been reviewed by the Audit Committee of the Board of Directors, the Committee determined that the NEOs had earned 108.3% of the target number of shares under these awards. Set forth below is a chart summarizing the calculation of the percentages used to determine the number of earned shares.

Performance-Based Restricted Stock Units for 2011 – 2013 Performance Period

	Sales			EPS			Free Cash Flow
	Growth			Increase			% Sales
	3 Yr		Achieved	3 Yr		Achieved	3 Yr	Achieved
	CAGR		Percentage	CAGR		Percentage	Average	Percentage

Maximum	12%		300%	14%		300%	5%	300%	7.14%
									Actual
	10%		200%	12%		200%	4%	200%

Midpoint	8%		100%	10%		100%	3%	100%
	6%		50%	6%		50%	2.50%	50%

	3%	3%	25%	3%		25%	2.25%	25%
Threshold		Actual
	0%		0%	0%	-6.92%	0%	2%	0%
					Actual

Each metric is weighted one-third and the total award is the sum of the three - up to 200% maximum Composite Payout Percentage.

The number of earned shares with respect to the 2011-2013 performance-based restricted stock units for each NEO is set forth in the “Option Exercises and Stock Vested” table on page 33.

Time-Based Restricted Stock Units

The Committee uses time-based restricted stock units to provide a long-term incentive vehicle that emphasizes retention. Annual time-based restricted stock units granted to our NEOs, which are subject to three year ratable vesting unless accelerated due to certain circumstances (see footnote (6) on page 32), require executives to remain continuously employed by the Company through the applicable vesting dates. The value of time-based restricted stock units is tied to the price of the Company’s common stock and thus aligned with shareholder interests. For 2013, the Committee determined that having 50% of the total annual long-term incentive dollar value granted as time-based restricted stock units provided an appropriate retention incentive given the cyclical nature of the Company’s business. The target dollar value for the time-based restricted stock units is converted into a number of shares based on the average closing price per share of Rogers’ stock for the 30 trading days prior to the grant date, and rounded up to the nearest 10 shares. The dollar amount that was used in 2013 for this conversion was $48.53.

Severance Arrangements for Luc Van Eenaeme

On June 30, 2013, Mr. Van Eenaeme’s employment with Rogers BVBA, a subsidiary of the Company, and two other affiliates of the Company was severed. In connection with such severance, on September 26, 2013, Mr. Van Eenaeme entered into settlement agreements with Rogers BVBA, Curamik Electronics GmbH and Rogers UK Limited, and also a non-competition agreement with Rogers Corporation. The benefits provided to Mr. Van Eenaeme under these agreements include the following: (i) €760,000 payment with respect to termination of all his working relations with Rogers and its affiliates, (ii) a €200,000 payment in exchange for the non-competition agreement, (iii) full vesting of 17,800 stock options that will remain exercisable until March 31, 2014, (iv) tax assistance consistent with past practice, and (v) payments for certain other vested rights. The Committee determined it was appropriate to enter into these agreements to restrict Mr. Van Eenaeme from working for certain competing employers until July 1, 2015, and to resolve any claims related to his employment. A summary of the payments made under these agreements to Mr. Van Eenaeme is set forth under the “Summary Compensation Table” on page 26.

CHANGE IN CONTROL PROTECTION, SEVERANCE AND PERQUISITES

Change in Control Protection and Severance

The Company provides Officer Special Severance Agreements to certain of its executive officers. These agreements provide for enhanced severance protection upon an executive’s involuntary termination of employment, whether by action of the Company without cause or by the executive due to constructive termination, during a three year period following a Change in Control. The purpose of these agreements is to reduce the risk that the possibility of a Change in Control will interfere with the continuing dedication of key executives to the Company. The Officer Special Severance Agreements prohibit the payment of “excess parachute payments” subject to the 20% excise tax under Section 4999 of the Internal Revenue Code which, if triggered, would result in a reduction of an executive’s severance payout. Estimates of the potential payments under the Officer Special Severance Agreements are set forth under “Potential Payments on Termination or Change in Control” beginning on page 37.

Separate from the Officer Special Severance Agreements, the NEOs based in the U.S. may become entitled to severance benefits prior to a Change in Control due to an involuntary termination of employment by the Company other than for cause. These benefits are provided under a severance policy generally applicable to all U.S. salaried employees that the Committee may modify from time to time. Information on the specific terms and conditions of our U.S. severance policy, and modifications to the severance policy in the case of Mr. Hoechner, under his offer letter, are set forth in the “Potential Payments on Termination or Change in Control” beginning on page 37.

The Committee does not consider amounts that may be payable under the Officer Special Severance Agreements or other severance benefits in setting any current compensation. However, the Committee does understand that changes to the elements of compensation do have an impact under the Officer Special Severance Agreements and its severance policy.

Perquisites

In order to attract and retain executive officers, the Committee has provided NEOs with a car reimbursement program administered by Corporate Reimbursement Services, Inc. Fixed and variable (for gas and mileage) reimbursement rates are calculated for each executive based on expected and actual costs. Other than this arrangement, Rogers does not provide any other perquisites to its NEOs. The total costs incurred for perquisites on behalf of the NEOs are set forth in the “All Other Compensation” table on page 28.

OTHER COMPENSATION POLICIES

Stock Ownership Guidelines

NEOs are expected to use shares from equity awards, after satisfying the cost of acquisition and taxes, to accumulate a significant level of direct stock ownership. NEOs other than the CEO are expected to make steady progress towards reaching a voting stock ownership level of at least two times base salary no later than after completing ten years of service as an executive officer. In the case of the CEO, the Committee expects voting stock ownership to reach three times base salary within seven years of service as CEO. Mr. Daigle meets the stock ownership guidelines. Messrs. Hoechner, Loughran, Grudzien and Glandon have been in their executive officer positions with Rogers for less than three, eight, five and two years respectively, and all are making progress towards meeting our stock ownership guidelines. The Committee has taken into account the effect of stock price on the ten and seven year stock ownership guidelines when making past awards and is flexible regarding when the NEO achieves the targeted stock ownership level based on the stock price.

Securities Trading Policy

Under Rogers’ securities trading policy, members of the Board of Directors, executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of Rogers’ securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to enhance compliance with all insider trading rules.

OUR PRIOR SAY-ON-PAY VOTE

At our previous annual shareholder’s meeting in May of 2013, we held a non-binding advisory shareholder vote on the compensation of our NEOs, commonly referred to as a Say-On-Pay vote. Our shareholders overwhelmingly approved the compensation of our NEOs, with approximately 99% of the total votes cast for or against voted in favor of our 2013 Say-on-Pay resolution. As we evaluated our executive compensation practices since that vote, we were mindful of the strong support our shareholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Committee decided to retain our general approach to executive compensation. We will hold annual non-binding advisory votes on executive compensation until at least the next required vote on the frequency of the non-binding advisory vote on executive compensation.

RISK MITIGATION PROVISIONS

The Committee has taken steps in the design of the Company’s compensation programs, including those programs covering our NEOs, to mitigate the potential of inappropriate risk taking by the Company’s employees. The Company uses a mix of incentive compensation designed to balance an appropriate level of risk taking against the long-term growth objectives of the Company. The AICP and the performance-based restricted stock unit award opportunities have provisions that place a ceiling on the maximum payment. The Committee has the discretion to reduce or eliminate the bonus of any participant in the AICP. The Board of Directors adopted a Compensation Recovery Policy that enables the Board of Directors to recover any compensation earned or paid to an executive officer from any financial result or operational objective that was impacted by a NEO’s misconduct. A copy of our Compensation Recovery Policy can be found on our website: www.rogerscorp.com/cg/.

TAX CONSIDERATIONS

In making compensation decisions, the Committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows an income tax deduction to any publicly-held corporation for compensation paid to certain executive officers that exceeds $1 million in any taxable year, unless the remuneration meets certain requirements to be considered “performance-based.”

Some compensation paid to our NEOs may or may not be deductible under Section 162(m). Some elements of our executive compensation program, such as time-based restricted stock units and certain AICP payments, can potentially be limited by the Section 162(m) deduction limitation. In addition, there is no guarantee that amounts which are intended to be performance-based compensation will be tax deductible.

The Committee does not believe that the possible loss of any income tax deductions is likely to have a material negative financial impact on the Company. The Committee also believes that it is important to retain the flexibility to have programs that do not meet all of the requirements of Section 162(m). The Committee will continue to monitor the issue of deductibility, and adjust our executive compensation program to secure tax deductions to the extent that it believes such result is consistent with the principles underlying our executive compensation philosophy.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the “Compensation Discussion and Analysis,” required by Item 402(b) of Regulation S-K, with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully Submitted:	Robert G. Paul, Chairperson
Gregory B. Howey, Member
Carol R. Jensen, Member
William E. Mitchell, Member
Peter C. Wallace, Member

Summary Compensation Table

The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company by the following executive officers during the year ended December 31, 2013: (i) the Company’s President and CEO, (ii) the Company’s CFO, (iii) the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2013, and (iv) Mr. Van Eenaeme, who was one of the three other most highly compensated executive officers in 2013 but who was not serving as an executive officer at the end of the fiscal year 2013.

						Non-Equity	Change in
				Stock	Option	Incentive Plan	Pension	All Other
Name and	Years	Salary	Bonus	Awards	Awards	Compensation	Value	Compensation
Principal Position	Covered	(1)		(3)	(4)	(5)	(6)	(7)	Total

Bruce D. Hoechner	2013	$490,773		$878,415		$310,219	$0	$48,472	$1,727,879
President and Chief	2012	$460,018		$250,096		$0	$0	$46,143	$756,257
Executive Officer	2011	$115,005	$220,000	$800,280	$404,840	$0	$0	$9,430	$1,549,555

Dennis M. Loughran	2013	$326,862		$384,336		$150,000	$117,683	$15,717	$994,598
VP, Finance and Chief	2012	$313,573		$225,334	$153,520	$0	$86,459	$22,824	$801,710
Financial Officer	2011	$301,448		$195,392	$129,340	$152,774	$39,151	$24,863	$842,968

Robert C. Daigle	2013	$320,016		$375,387		$175,444	$208,480	$18,081	$1,097,408
Sr. Vice President	2012	$310,617		$225,334	$153,520	$0	$206,312	$25,147	$920,930
and Chief Technology	2011	$298,028		$195,392	$129,340	$174,024	$33,395	$28,370	$858,549
Officer

Jeffrey M. Grudzien	2013	$276,543		$312,744		$185,946	$95,161	$17,925	$888,319
Vice President	2012	$260,383		$180,763	$122,816	$33,346	$100,072	$40,682	$738,062
Advanced Circuit
Materials Division

Gary M. Glandon	2013	$275,000		$267,057		$135,000	$0	$45,247	$722,304
VP and Chief
Human Resources
Officer

Luc Van Eenaeme (8)	2013	$156,870		$0		$0	$0	$1,635,636	$1,792,506
Former VP and Managing	2012	$306,958	$25,337 (2)	$180,763	$122,816	$11,468	$0	$20,450	$667,792
Director Rogers Europe

(1)	Reflects actual base salary amounts earned for the applicable fiscal year.
(2)	Represents Mr. Van Eenaeme’s special bonus in 2012 for his Curamik Electronics GmbH assignment.
(3)	Reflects the aggregate grant date fair value of the performance-based restricted stock units and time-based restricted stock units granted during each listed year. The performance-based restricted stock units are based on the probable outcome (as of the grant date) of the performance conditions applicable to those grants. For this purpose, the probable outcome was considered to be the compensation cost over the performance period that would have resulted if the Company achieved target performance during the performance period. The performance-based restricted stock units granted during 2011 had a 108.3% payout – for a discussion of the performance goals and actual performance that resulted in this payment, see page 23. The time-based restricted stock units reported above are based on the closing price of Rogers’ stock on the grant date. There can be no assurance that the performance-based restricted stock units granted in 2012 and 2013 or the time-based restricted stock units granted in 2013 will ever be earned or that the value of these awards as earned will equal the amounts disclosed above as the probable outcome. The stock price assumption used to calculate the compensation cost is disclosed in Footnote 14 of the Company’s 2013 Form 10-K and Footnote 13 of the Company’s 2012 and 2011 Forms 10-K.
(4)	Reflects the aggregate grant date fair value of the stock option awards to the NEOs for each listed year. No stock options were granted during 2013. Rogers determines the fair value using the Black-Scholes option pricing model. The assumptions used to calculate the fair value are disclosed in Footnote 14 of the Company’s 2013 Form 10-K and Footnote 13 of the Company’s 2012 and 2011 Forms 10-K. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the fair value.

(5)	Reflects amounts earned under AICP for each listed year. Mr. Hoechner did not receive an opportunity to earn an AICP award for 2011 as he joined Rogers in October 2011.
(6)
Reflects the aggregate change in the accumulated present value of each NEO’s accumulated benefit under the Pension Plan and Pension Restoration Plan for each listed year. Mr. Hoechner, Mr. Glandon and Mr. Van Eenaeme are ineligible to participate in the Pension Plan and Pension Restoration Plan. Information regarding the calculation of these amounts can be found in the “Pension Benefits at End of Fiscal Year 2013” section beginning on page 34.

(7)	Reflects the total amount of All Other Compensation reported in the “All Other Compensation for Fiscal Year 2013” table set forth on page 28.
(8)	Using 2013 year-end currency exchange rate of 1.37 USD per Euro.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2013

The following table sets forth aggregate amounts of All Other Compensation earned or accrued by the Company for the year ended December 31, 2013 on behalf of the NEOs. Rogers does not provide any additional benefits and/or perquisites to its NEOs other than what is reported in the table below. The total amount reflected below is set forth in the “All Other Compensation” column of the “Summary Compensation Table” on page 26.

				Deferred
				Compensation			All Other
		401(k)	Car	Company		Relocation	Compensation
		Match	Allowance	Match	Severance	Benefits	Total
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	(6)

Bruce D. Hoechner	2013	$8,925	$8,294	$8,252	$0	$23,000	$48,472
President and Chief
Executive Officer

Dennis M. Loughran	2013	$8,925	$6,792	$0	$0	$0	$15,717
VP, Finance and Chief
Financial Officer

Robert C. Daigle	2013	$8,925	$9,156	$0	$0	$0	$18,081
Sr. VP and Chief
Technology Officer

Jeffrey M. Grudzien	2013	$8,925	$7,079	$1,921	$0	$0	$17,925
VP, Advanced Circuit
Materials Division

Gary M. Glandon	2013	$8,925	$8,088	$700	$0	$27,534	$45,247
VP, Chief Human Resources
Officer

Luc Van Eenaeme	2013	$0	$10,225	$0	$1,625,411	$0	$1,635,636
Former VP and Managing Director
Rogers Europe

(1)	Reflects Rogers’ matching contributions to its 401(k) plan.
(2)	Reflects the Company’s cost to maintain its automobile program.
(3)	Reflects Rogers’ matching contributions to the Voluntary Deferred Compensation Plan for Key Employees.
(4)	Reflects the cost of severance paid to Mr. Van Eenaeme.
(5)	Reflects the total incremental costs incurred by Rogers during 2013 with respect to providing Mr. Hoechner and Mr. Glandon relocation benefits under their respective offer letters.
(6)	Reflects the total amount of All Other Compensation provided to the NEOs during 2013, which is reported on the “Summary Compensation Table” on page 26.

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR 2013

The following table shows all plan-based awards granted to the NEOs during fiscal year 2013. The awards under the AICP are cash awards, and the time-based restricted stock units and performance-based restricted stock units are non-cash awards (e.g., equity awards). The equity awards identified in the table below are also reported in the “Outstanding Equity Awards at End of Fiscal Year 2013” table beginning on page 31 and the “Summary Compensation Table” on page 26.

					Estimated Future Payouts under			All Other	Grant Date
		Estimated Possible Payouts under			Equity Incentive Plan Awards (3)			Stock Awards:	Fair Value
	Grant	Non-Equity Incentive Plan (2)			(Expressed in Shares)			Number of Shares	of Stock
Name	Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock or Units	Awards (4)
Bruce D.	2/18/2013	$106,250	$425,000	$850,000				9,325	$439,208
Hoechner	2/18/2013				0	9,325	18,650		$439,208
Dennis M.	2/18/2013	$41,250	$165,000	$330,000				4,080	$192,168
Loughran	2/18/2013				0	4,080	8,160		$192,168
Robert C.	2/18/2013	$40,250	$161,000	$322,000				3,985	$187,694
Daigle	2/18/2013				0	3,985	7,970		$187,694
Jeffrey M.	2/18/2013	$31,500	$126,000	$252,000				3,320	$156,372
Grudzien	2/18/2013				0	3,320	6,640		$156,372
Gary M.	2/18/2013	$27,500	$110,000	$220,000				2,835	$133,529
Glandon	2/18/2013				0	2,835	5,670		$133,529
Luc	2/18/2013	$30,680	$122,718	$245,436				0	$0
Van Eenaeme	2/18/2013				0	0	0		$0

(1)	Sets forth the grant dates for all awards granted to NEOs in 2013.
(2)	Represents potential payouts under AICP for 2013.
(3)
Represents performance-based restricted stock units where the actual number of shares to be issued will vary depending upon the Company’s total shareholder return and return on invested capital performance relative to Standard and Poor’s Small Cap Technology Company Index during the Company’s 2013 through 2015 performance cycle.

(4)	Reflects the aggregate grant date fair value for time-based restricted stock units and performance-based restricted stock units disclosed in the “Summary Compensation Table” on page 26.

ADDITIONAL INFORMATION REGARDING THE SUMMARY COMPENSATION TABLE AND AWARDS IN THE GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2013

Annual Incentive Compensation Plan

The AICP incentive formula is calculated by multiplying the NEO’s base salary as of the immediately prior October 1st by his Individual Incentive Target and then by the AICP Earnings Percentage. For 2013, the specific Individual Incentive Targets for the NEOs were as follows:

Mr. Hoechner	85%
Mr. Loughran	50%
Mr. Daigle	50%
Mr. Grudzien	45%
Mr. Glandon	40%
Mr. Van Eenaeme	40%

The AICP Earnings Percentage is equal to the sum of the actual attainment percentage for each performance goal (Sales, Profit, Cash Generation and Safety), up to a maximum of 200%. The actual attainment percentage for a performance goal is equal to actual results divided by the results required for target performance. Target award opportunities (at threshold, target, and maximum) under the AICP are reported in the “Grants of Plan Based Awards for Fiscal Year 2013” table under the heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” on page 29.

Performance-Based Restricted Stock Units

On February 18, 2013 the Committee granted performance-based stock units to all NEOs. These grants are intended to qualify as tax-deductible “performance-based compensation” for the purposes of Section 162(m) of the Internal Revenue Code. The target number of shares of Rogers’ common stock to be awarded based on future performance is equal to (a) an initial dollar amount determined by the Committee for the NEO divided by (b) the average closing price per share of Rogers’ stock for the 30 trading days prior to the grant date, and then rounding the number of shares up to the next highest 10 shares. The average closing price per share that was used in 2013 for this conversion was $48.53. An earned percentage will be assigned after the end of the 2013-2015 performance period based upon our total shareholder return performance and return on invested capital.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2013

The following table contains information regarding outstanding equity awards held by the NEOs as of December 31, 2013. Time-based stock options are reported under the heading “Option Awards.” Time-based restricted stock awards are reported in the first two columns under the heading “Stock Awards.” Performance-based restricted stock units are reported under the heading “Equity Incentive Plan.”

	Option Awards					Stock Awards
								Equity Incentive Plan

								Plan	Plan
								Awards:	Awards:
								Number of	Market or
								Unearned	Payout
								Shares,	Value of
		Number of	Number of			Number	Market	Units	Unearned
		Securities	Securities			of Shares	Value of	or Other	Shares,
		Underlying	Underlying			or Units of	Shares or	Rights	Units
		Unexercised	Unexercised		Option	Stock That	Units of	That	or Other
		Options	Options	Option	Expiration	Have Not	Stock That	Have Not	Rights That
	Grant	Exercisable	Unexercisable	Exercise	Date	Vested	Have Not	Vested	Have Not
Name	Date	(1)	(2)(3)	Price	(4)(5)	(6)(7)	Vested	(8)	Vested (9)
Bruce D.	10/03/11	0	23,200	$37.05	10/03/21
Hoechner	10/03/11					10,800	$664,200
	10/03/11					3,600	$221,400
	02/18/13					9,325	$573,488
	02/09/12							6,060	$372,690
	02/18/13							9,325	$573,488
Dennis M.	02/15/06	15,000	0	$48.00	02/15/16
Loughran	02/14/07	10,350	0	$52.51	02/14/17
	02/14/08	16,600	0	$31.31	02/14/18
	02/10/10	14,367	7,183	$24.20	02/10/20
	05/12/11	1,934	3,866	$47.89	05/12/21
	02/09/12	0	8,000	$41.27	02/09/22
	05/12/11					2,040	$125,460
	02/09/12					2,730	$167,895
	02/18/13					4,080	$250,920
	05/12/11							2,040	$125,460
	02/09/12							2,730	$167,895
	02/18/13							4,080	$250,920
Robert C.	04/29/04	15,000	0	$59.85	04/29/14
Daigle	02/15/06	8,600	0	$48.00	02/15/16
	02/14/07	10,350	0	$52.51	02/14/17
	02/14/08	16,350	0	$31.31	02/14/18
	02/11/09	22,300	0	$23.86	02/11/19
	02/10/10	14,367	7,183	$24.20	02/10/20
	05/12/11	1,934	3,866	$47.89	05/12/21
	02/09/12	0	8,000	$41.27	02/09/22
	05/12/11					2,040	$125,460
	02/09/12					2,730	$167,895
	02/18/13					3,985	$245,078
	05/12/11							2,040	$125,460
	02/09/12							2,730	$167,895
	02/18/13							3,985	$245,078

						Stock Awards
								Equity Incentive Plan

								Plan	Plan
								Awards:	Awards:
								Number of	Market or
								Unearned	Payout
								Shares,	Value of
		Number of	Number of			Number	Market	Units	Unearned
		Securities	Securities			of Shares	Value of	or Other	Shares,
		Underlying	Underlying			or Units of	Shares or	Rights	Units
		Unexercised	Unexercised		Option	Stock That	Units of	That	or Other
		Options	Options	Option	Expiration	Have Not	Stock That	Have Not	Rights That
	Grant	Exercisable	Unexercisable	Exercise	Date	Vested	Have Not	Vested	Have Not
Name	Date	(1)	(2)(3)	Price	(4)(5)	(6)(7)	Vested (9)	(8)	Vested (9)
Jeffrey M.	04/29/04	2,000	0	$59.85	04/29/14
Grudzien	02/14/07	1,450	0	$52.51	02/14/17
	02/11/09	12,000	0	$23.86	02/11/19
	02/10/10	11,500	5,750	$24.20	02/10/20
	05/12/11	1,567	3,133	$47.89	05/12/21
	02/09/12	0	6,400	$41.27	02/09/22
	05/12/11					1,650	$101,475
	02/09/12					2,190	$134,685
	02/18/13					3,320	$204,180
	05/12/11							1,650	$101,475
	02/09/12							2,190	$134,685
	02/18/13							3,320	$204,180
Gary M.	11/02/12					3,400	$209,100
Glandon	02/18/13					2,835	$174,353
	02/18/13							2,835	$174,353
Luc	02/10/10	17,800	0	$24.20	03/31/14
Van
Eenaeme

(1)	Represents fully exercisable stock options.
(2)
Represents stock option grants that will generally become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant date, provided that the executive is still employed by the Company. Accelerated vesting applies in the case of death, disability, or termination of employment after attaining at least 55 years of age and completing five years of service, and in certain cases, in connection with a Change in Control. See the discussion under “Potential Payments on Termination or Change in Control” on page 37 for more details.

(3)
In the case of Mr. Hoechner, the stock options granted to him in 2011 shall be subject to the same terms as described in footnote (2) above, but shall also immediately accelerate and vest in full if either the Company terminates his employment without cause or he resigns in connection with a Constructive Termination. These stock options will expire five years after any such employment termination or the tenth anniversary of the grant date, whichever is earlier.

(4)
All stock options have a ten year term subject to earlier termination as follows: the post-termination exercise period being the lesser of the remaining term or three months, or in the case of death, disability or retirement, the lesser of the remaining term or five years.

(5)
In the case of Mr. Hoechner, the stock options granted to him in 2011 shall be subject to the same terms as described in footnote (4) above but will expire five years after any employment termination that results in accelerated vesting of such stock options or the tenth anniversary of the grant date of such stock options, whichever is earlier.

(6)
Represents 2011 and 2012 time-based restricted stock units that vest in full on the third anniversary of the grant date and 2013 time-based restricted stock units that vest in equal one-third increments on each of the first three anniversaries of the grant date, provided that the executive is still employed by the Company. For the 2011 and 2012 grants, accelerated pro- rata vesting applies in the case of death, disability or termination of employment after attaining at least 55 years of age and completing five years of service, and in certain cases, in connection with a Change in Control. For the 2013 grant, accelerated pro-rata vesting only applies in the case of death or disability, and in certain cases, in connection with a Change in Control. See the discussion under “Potential Payments on Termination or Change in Control” on page 37.

(7)
With respect to Mr. Hoechner, 10,800 of the time-based restricted stock units granted to him on October 3, 2011 vest on the fourth anniversary of the grant date, provided that Mr. Hoechner is then employed by the Company, and the additional 10,800 time-based restricted stock units granted to him on October 3, 2011 vest in equal one-third increments on each of the first three anniversaries of the grant date, provided that Mr. Hoechner is employed by the Company on each such date. The same provisions governing accelerated vesting of stock options granted to Mr. Hoechner on October 3, 2011 also apply to the time-based restricted stock units awarded to him on that date.

(8)
Represents 2011, 2012, and 2013 performance-based restricted stock unit awards outstanding as of year-end 2013. The disclosed amount for the 2011 - 2013 grant, the 2012 - 2014 grant, and the 2013 - 2015 grant reflects a 100% payout based on the probable achievement of the performance objectives under these grants. Payment of shares earned based on performance generally requires that the executive remain employed on the last day of the performance period.

(9)	Calculation based on the closing price of the Company’s common stock of $61.50 per share at the Company’s 2013 fiscal year end.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2013

The following table contains all stock option exercises and vesting events of performance-based restricted stock unit awards for all NEOs during fiscal year 2013.

	Option Awards		Stock Awards

	Number of Shares	Value Realized Upon	Number of Shares	Value Realized Upon
Name	Acquired on Exercise	Exercise (1)	Acquired on Vesting	Vesting (2)
Bruce D. Hoechner	0	$0	0	$0
Dennis M. Loughran	7,433	$173,790	2,209	$135,854
Robert C. Daigle	40,250	$769,638	2,209	$135,854
Jeffrey M. Grudzien	22,533	$587,289	1,787	$109,901
Gary M. Glandon	0	$0	0	$0
Luc Van Eenaeme	78,550	$964,336	0	$0

(1)	Reflects the difference between the price of Rogers' stock at time of exercise and the exercise price of the option.
(2)
Reflects the value of performance-based restricted stock units granted in 2011 that were settled in shares on February 11, 2014 based on the closing price of $61.50 of Rogers’ stock on December 31, 2013, the last day of the performance period.

PENSION BENEFITS AT END OF FISCAL YEAR 2013

The table below sets forth information regarding the present value as of December 31, 2013 of the accumulated benefits of the NEOs under the Pension Plan and the Pension Restoration Plan. As of June 30, 2013, no salaried employees are eligible to accrue further benefits under these plans. The present values were determined using assumptions consistent with those outlined in Footnote 10 of the Company’s 2013 Form 10-K.

			Present Value	Payments
		Number of Years	of Accumulated	During the Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year
Bruce D. Hoechner (1)	Rogers Corporation Pension Plan	-	-	-
	Rogers Corporation Pension Restoration Plan	-	-	-
Dennis M. Loughran	Rogers Corporation Pension Plan	8	$300,011	$0
	Rogers Corporation Pension Restoration Plan	8	$81,745	$0
Robert C. Daigle	Rogers Corporation Pension Plan	25	$706,927	$0
	Rogers Corporation Pension Restoration Plan	25	$151,026	$0
Jeffrey M. Grudzien	Rogers Corporation Pension Plan	13	$352,711	$0
	Rogers Corporation Pension Restoration Plan	13	$21,810	$0
Gary M. Glandon (1)	Rogers Corporation Pension Plan	-	-	-
	Rogers Corporation Pension Restoration Plan	-	-	-
Luc Van Eenaeme (2)	Rogers Corporation Pension Plan	-	-	-
	Rogers Corporation Pension Restoration Plan	-	-	-

(1)	Salaried employees hired after December 31, 2007 were ineligible to participate in Rogers Corporation’s Pension Plan or Pension Restoration Plan.
(2)	Mr. Van Eenaeme’s pension is covered under Belgian Pension law. Additional pension benefits are included under “WAP,” the law on extra pension, which is calculated as a percent of gross salary.

Pension Plan

The basic formula for determining an eligible U.S. based employee’s annual pension benefit at normal retirement under the Pension Plan is equal to the sum of a participant’s base benefit, excess benefit, 30 year service benefit and the prior service benefit, where:

•	Base Benefit – 1.25% of the product of Average Monthly Compensation and Credited Service for periods after 2001;

•	Excess Benefit – 0.5% of Average Monthly Compensation in excess of 75% of Covered Compensation multiplied by Credited Service for periods after 2001;

•	30 Year Service Benefit – 0.5% of Average Monthly Compensation for periods after 2001 multiplied by Credited Service in excess of 30 years;

•
Prior Service Benefit – 55% of Average Monthly Compensation for periods before 2002 less 50% of the 12/31/2001 Social Security Benefit multiplied by the 12/31/2001 Year of Service Ratio and the Pay Ratio Increase;

•	12/31/2001 Year of Service Ratio – Years of Service as of December 31, 2001, divided by 30; and

•	Pay Ratio Increase – current Average Monthly Compensation divided by Average Monthly Compensation as of 12/31/2001.

Compensation and period of employment are recognized under the Pension Plan as follows:

•
Average Monthly Compensation for a salaried employee is based on the monthly base rate of salary in effect on June 1st over a 10-year period. Average Monthly Compensation is equal to the highest five consecutive June 1st amounts divided by 5. Bonuses and other incentive compensation are disregarded under the Pension Plan;

•
Credited Service means the period during which a participant is employed by Rogers as an eligible employee (rounded up to the next highest whole number of years) as determined under tax-qualified plan rules; and

•
Covered Compensation is generally the average of the Social Security taxable wage base in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which the participant would have reached his or her Social Security retirement age.

A participant may commence payment of early retirement benefits at any time after attaining age 55. The early retirement benefit equals the normal retirement benefit described above reduced by 0.333% for each month (4% per year) that a participant commences benefits before attaining normal retirement age.

Available forms of payment under the Pension Plan are as follows:

•	Single Life Annuity

•	Joint and Survivor Annuity (50%, 66 2/3%, 75% and 100%)

•	10 Year Certain Annuity

A lump sum form of payment is unavailable under the Pension Plan (except for a single lump sum benefit if the actuarially equivalent value is $5,000 or less).

Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by Rogers. Employees may elect their form of payment under the Pension Plan when they begin to collect their pension benefit.

If a participant dies before commencing payments under the Pension Plan, a death benefit is payable to the participant’s surviving spouse or, if there is no surviving spouse, the participant’s surviving children under the age of 21. In general, this benefit equals the amount payable under the survivor portion of the 50% Joint and Survivor Annuity beginning in no event before the participant’s 55th birthday.

A participant who becomes disabled while employed at Rogers will continue to be treated as an active employee for purposes of the Pension Plan until age 65. As such, a disabled participant will continue to be credited with years of service and with the compensation rate in effect at the beginning of the disability. If a disabled participant retires after age 55 and commences payment of benefits, no additional credited service is granted.

Pension Restoration Plan

The Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Pension Plan to $255,000 (for 2013) and impose a maximum annual pension benefit commencing at age sixty-five of $205,000 (for 2013). To the extent that these limits reduce the benefits that an NEO earns under the Pension Plan’s retirement formula, Rogers provides an additional benefit under the Pension Restoration Plan. The Pension Restoration Plan is intended to make a participant whole for the benefits under the basic formula that could not be provided under the Pension Plan due to these limits or deferrals being made under the Voluntary Deferred Compensation Plan For Key Employees.

In addition, the Pension Restoration Plan provides that an executive officer who is a participant at the time of a Change in Control will have benefits calculated under the Pension Restoration Plan, (a) as if such officer had attained age 55 at the time of the Change in Control and completed at least one day of service after attaining age 55, and (b) by including all annual bonuses as part of Average Monthly Compensation, subject to Internal Revenue Code Section 280G limitations discussed below.

Benefits under the Pension Restoration Plan are only payable in a lump sum. The lump sum amount is calculated using mortality tables applicable to tax qualified plans under IRS rules and an interest rate equal to the average of the annual interest rates on 10-year U.S. Treasury notes over the five years (as reported on September 1st) prior to the year of employment termination plus 20 basis points. In general, the benefit under the Pension Restoration Plan is paid six months and one day following the termination of employment.

NON-QUALIFIED DEFERRED COMPENSATION AT END OF FISCAL YEAR 2013

This table provides information about the Rogers Corporation Voluntary Deferred Compensation Plan For Key Employees. A NEO may only participate in the plan if he elects to defer receipt of compensation that would otherwise be payable to him in cash. The amounts shown in the column Executive Contributions come from a deferral of the NEO’s salary earned in 2013 and AICP amount earned in 2012 which was otherwise payable in 2013. If the NEO had not chosen to defer these amounts, we would have paid these amounts to him in cash. The amount shown in the column “Executive Contributions” is not an additional award to the NEO.

	Executive	Registrant			Aggregate
	Contributions in	Contributions in	Aggregate	Aggregate	Balance at Last
	the Last Fiscal	the Last Fiscal	Earnings in the	Withdrawals/	Fiscal Year
Name	Year	Year (1)	Last Fiscal Year (2)	Distributions (3)	Ending
Bruce D. Hoechner	$27,601	$8,252	$854	-	$65,048
Dennis M. Loughran	-	-	$84	$23,062	-
Robert C. Daigle	-	-	$84	$22,994	-
Jeffrey M. Grudzien	$4,000	$1,921	$92	$10,257	$5,015
Gary M. Glandon	$16,500	$700	$130	-	$17,331
Luc Van Eenaeme (4)	-	-	-	-	-

(1)	Reflects 2013 matching credit on executive contributions in the last fiscal year.
(2)	Reflects interest accrued on all contributions in 2013.
(3)	Reflects withdrawals required under participant elections made before 2013.
(4)	Mr. Van Eenaeme was ineligible to participate in the Voluntary Deferred Compensation Plan.

A participant may elect in writing to defer up to 100% of any bonus and up to 50% of salary. The minimum dollar amount deferred for any year is $4,000 of salary and/or $4,000 of bonus. Compensation deferred after 2009 is only paid in cash.

A Company match is credited on all salary and bonus deferrals but with the amount of the match being equal to the then current rate of the 401(k) Company match (which is currently 100% of the first 1% and 50% of the next 5% of eligible compensation). The Company match on deferrals is made in cash. Each participant has a fully vested interest in the Company match.

The interest rate credited on deferred amounts was 1.76% in 2013. If cash dividends are paid with respect to Rogers’ stock that is deferred under this plan, those dividends will be credited to the participant’s deferral account. Dividends will be denominated in cash and earn interest at the same rate as disclosed above. Such cash amounts will be paid at the time of distribution of the deferred stock. Amounts could not be deferred in Rogers’ stock after 2009.

Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th (March 15th for lump sum payments related to deferral elections made after September 30, 2007) of the year following: (a) the passage of the number of years specified by the individual in the deferral election for that year, (b) the year in which the participant ceases to be an employee or (c) the earlier (in the case of stock deferrals) or the latter (in the case of cash deferrals) of (a) or (b). Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period of not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment is provided for in the case of a Change in Control or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service are delayed six months to the extent necessary to avoid penalties under Internal Revenue Code Section 409A.

To the extent permitted under Internal Revenue Code Section 409A, certain amounts in a participant’s deferred compensation account, such as amounts deferred and vested prior to January 1, 2005, are not subject to Section 409A.

This plan is not funded and no trust, escrow or other provision has been established to secure plan benefits. A participant will be treated the same as a general unsecured creditor at all times under this plan. A participant will only be able to sell or otherwise transfer stock received as a plan benefit in accordance with applicable securities laws and Rogers’ insider trading policy.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The section below describes the payments that may be made to NEOs upon termination of employment or in connection with a Change in Control (as defined below).

Payments Made Upon Termination

A NEO may be entitled to receive the following amounts earned during his/her term of employment regardless of the manner in which a NEO’s employment terminates, except where indicated to the contrary below:

•	unpaid base salary through the date of termination;

•	any accrued and unused vacation pay;

•	any unpaid AICP amount with respect to a completed performance period (except in the event of termination for cause);

•	all accrued and vested benefits under the Pension Plan and the Pension Restoration Plan as described beginning on page 34;

•	all accrued and vested benefits under the Voluntary Deferred Compensation Plan For Key Employees as described on page 36;

•
all outstanding and vested equity awards granted under the Rogers’ equity compensation plans (except in the event of termination for cause) – all outstanding awards as of December 31, 2013, are set forth beginning on page 31; and

•	all other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs.

Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items listed under the heading Payments Made Upon Termination, the NEOs will receive the following benefits:

•	all outstanding unvested stock options will vest;

•
with respect to the 2011 and 2012 grants only, a pro-rata portion of any performance-based restricted stock units vest based on employment and the Company’s actual performance during the performance period - shares are issued with respect to vested units at the end of the performance period;

•	with respect to the 2011 and 2012 grants only, a pro-rata portion of any time-based restricted stock units based on employment during the vesting period; and

•	a pro-rata portion of the NEO’s AICP award for the performance year, in which the termination occurs, based on actual performance.

“Retirement” means termination of employment by the NEO after attaining age 55 or more with at least five years of service. In the case of Mr. Hoechner, all equity awards granted to him in 2011 do not include a provision of accelerated vesting on retirement.

Payments Made Upon Death or Disability

In the event of the death or disability (as defined in the applicable compensation program) in addition to the benefits listed under the heading Payments Made Upon Termination above, the NEO will receive the following:

•	benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate;

•	all outstanding unvested stock options will vest;

•
a pro-rata portion of any performance-based restricted stock units vest based on employment and the Company’s actual performance period - shares with respect to vested units at the end of the performance period;

•	a pro-rata portion of any time-based restricted stock units based on employment during the vesting period; and

•	a pro-rata portion of the NEO’s AICP award for the performance year in which the termination occurs based on actual performance.

In the case of Mr. Hoechner, all equity awards granted to him in 2011 will become immediately vested in full due to a physical or mental incapacity resulting from injury, sickness or disease that prevents him from performing his duties for one hundred and eighty (180) days during any twelve month period.

Payments Made Upon Involuntary Termination of Employment without Cause Prior to a Change in Control

Rogers provides separation pay and benefits to all of its regular U.S. full-time salaried employees, including the NEOs, according to the current Severance Pay Plan for Exempt Salaried Employees Policy (the “Severance Policy”). The Severance Policy provides severance pay to eligible salaried employees whose employment is terminated by the Company without cause (a “Separation”) – in the form of continued salary payments, health insurance, and certain other benefits. Basic Severance Pay, as described below, is provided to eligible employees without any conditions, but the Additional Severance Pay, as described below, requires the employee to sign a General Release and Settlement Agreement. The number of weeks of salary and benefits continuance is based on length of service as follows:

Length of Severance Pay
Total Severance with
Length of Service	Basic Severance Pay	Additional Severance Pay	Signed Agreement
Under 6 months	4 weeks	2 weeks	6 weeks
6 months to under 1 year	4 weeks	4 weeks	8 weeks
1 year to under 4 years	4 weeks	6 weeks	10 weeks
4 years to under 7 years	4 weeks	8 weeks	12 weeks
7 years to under 21 years	4 weeks	8 weeks plus 2 weeks for each year of	Based on years of service
service over 6 years
21 years and more	4 weeks	36 weeks plus 1 week for each year of	Based on years of service
service over 20 years

The Severance Policy may be amended, modified or terminated at any time by Rogers. The NEOs are also eligible for a lump sum payment upon termination of four weeks of pay under the Severance Policy in lieu of a lump sum auto payout.

In the case of Mr. Hoechner, in lieu of payment provisions described above, the Committee agreed to pay Mr. Hoechner ninety (90) weeks of base salary and continued insured welfare benefits, each provided over a period of one year after a termination of his employment by the Company without cause, under the Severance Policy. These benefits may also be triggered if Mr. Hoechner’s employment ends due to a Constructive Termination, which is described below. This severance protection will remain in effect during his employment with Rogers at all times prior to a Change in Control (as described below). In addition, the stock options and time-based restricted stock units granted to Mr. Hoechner in 2011 will become fully vested if he becomes entitled to severance benefits as described above.

In the case of Mr. Glandon, in lieu of payment provisions described above, the Committee agreed to pay Mr. Glandon fifty-two (52) weeks of base salary, his target AICP bonus, and continued insured welfare benefits, each provided over the period of one year after a termination of his employment by the Company without cause, under the Severance Policy. These benefits may also be triggered if Mr. Glandon’s employment ends due to a Constructive Termination, as described below. This severance protection will remain in effect during his employment with Rogers at all times prior to a Change in Control, as described below. In addition, the time-based restricted stock units granted to Mr. Glandon in 2011 will become fully vested if he becomes entitled to severance benefits as described above.

Payments Made Upon Certain Events in Connection with a Change in Control

Rogers has entered into Officer Special Severance Agreements with each of its U.S. employee NEOs. The term of these agreements, which are also referred to below as “Change in Control Agreements”, is three years subject to a two year review and re-approval for an additional three years by the Committee. The following severance benefits would be provided upon a qualifying termination of employment (as described below) within two years following a Change in Control (as described below):

•
cash severance pay equal to two and one half (2.5), multiplied by the sum of (a) base salary plus (b) target annual incentive compensation and/or any other cash bonus awards last determined for the NEO (or, if greater, most recently paid prior to the Change in Control);

•	pro-rata payment of the NEO’s annual target incentive compensation, except the President and CEO, who will receive a pro-rata payment based upon actual Company performance;

•	continued medical, dental and life insurance benefits at active-employee rates, for a period of two and one half (2.5) years, subject to offset from subsequent employment;

•	outplacement assistance up to six months; and

•	reimbursement of legal and accounting fees and expenses incurred to enforce the agreement.

A qualifying termination of employment consists of (1) termination of employment by Rogers without cause or (2) resignation by the NEO due to a Constructive Termination, in each case within two years following a Change in Control. A NEO is not eligible for enhanced severance benefits under the Change in Control Agreements if his or her termination is due to death or disability.

Stock options and time-based restricted stock units granted after January 1, 2009, shall not automatically vest upon a Change in Control. Instead, such options and time-based restricted stock units will vest upon a Change in Control only if the NEO’s employment is terminated in a manner entitling him/her to severance benefits under the Officer Special Severance Agreement or if the buyer does not assume or replace the stock options. All performance-based restricted stock units shall vest on a pro-rata basis upon a Change in Control based upon the extent to which the Company and its affiliates have met the designated performance objectives as determined by the Committee.

All of the payments described above are limited to the extent that payment would result in triggering golden parachute excise taxes under Section 4999 of the Internal Revenue Code.

A “Change in Control” for purposes of the Change in Control Agreements and as used in this section entitled Potential Payments on Termination or Change in Control generally consists of one or more of the following events:

•	closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

•	closing of the sale of all of the Company’s common stock to an unrelated person or entity; or

•
there is a consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this paragraph, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of common stock of the Company by the persons described above immediately before the consummation of such transaction.

A “Constructive Termination” for purposes of the Change in Control Agreements generally includes any of the following actions by Rogers following a Change in Control:

•
a material reduction in the officer’s annual base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time, and/or a material failure to provide the executive with an opportunity to earn annual incentive compensation and long-term incentive compensation at least as favorable as in effect immediately prior to a Change in Control or as the same may be increased from time to time;

•	a material diminution in the officer’s authority, duties, or responsibilities as in effect at the time of the Change in Control;

•
a material diminution in the authority, duties, or responsibilities of the supervisor to whom the officer is required to report (it being understood that if the officer reports to the Board, a requirement that the officer report to any individual or body other than the Board will constitute “Constructive Termination” hereunder);

•	a material diminution in the budget over which the officer retains authority;

•
the Company’s requiring the officer to be based anywhere outside a fifty mile radius of the Company’s offices at which the officer is based as of immediately prior to a Change in Control (or any subsequent location at which the officer has previously consented to be based) except for required travel on the Company’s business to an extent that is not substantially greater than the officer’s business travel obligations as of immediately prior to a Change in Control or, if more favorable, as of any time thereafter; or

•	any other action or inaction that constitutes a material breach by the Company or any of its subsidiaries of the terms of the Change in Control agreement.

The officer shall not be entitled to terminate employment with the Company on account of “Constructive Termination” unless the officer provides notice of the existence of the purported condition that constitutes “Constructive Termination” within a period not to exceed ninety (90) days of its initial existence, and the Company fails to cure such condition (if curable) within thirty (30) days after the receipt of such notice.

A termination “for Cause” for purposes of the Change in Control protection means the willful commission of material theft or embezzlement or other serious and substantial crimes against the Company and its subsidiaries.

Coordination between Severance Policy and Officer Special Severance Agreements

The enhanced severance benefits under the Officer Special Severance Agreements are in lieu of any other severance benefits to which a NEO may be entitled under the severance policy or any other arrangements.

Confidentiality and Non-Compete Agreements

The Company entered into confidentiality and non-compete agreements with most of its salaried employees, including its NEOs. These agreements generally prohibit the NEOs from accepting employment with a competitor of the Company for two years following termination of employment. If a NEO terminates employment prior to a Change in Control and cannot obtain employment at a rate of compensation at least equal to the rate in effect upon terminating employment with Rogers during this period, the NEOs may become entitled to additional payment from the Company. This payment will equal the difference between the executive’s current compensation and their last regular rate of compensation with the Company, reduced by any retirement or severance income. In lieu of making payments on account of an employment termination prior to a Change in Control, the Company can waive its rights to enforce the non-compete agreement. Enhanced severance benefits under the Officer Special Severance Agreement are contingent upon complying with non-compete obligations.

Assumptions Regarding Post Termination Table

The following table was prepared as though each NEO terminated employment on December 31, 2013, (the last business day of 2013) using the closing share price of Rogers’ common stock of $61.50 as of the last trading day of the fiscal year ending on December 31, 2013. The amounts under the column labeled “Termination by Rogers without Cause or Constructive Termination on or after a Change in Control” assumes that a Change in Control occurred on December 31, 2013. Rogers is required by the SEC to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the employment of Messrs. Hoechner, Loughran, Daigle, Grudzien and Glandon was not terminated on December 31, 2013, and a Change in Control did not occur on that date. As a result there can be no assurance that a termination of employment, a Change in Control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Equity Award Assumptions

•
Stock options vested on December 31, 2013, due to double trigger vesting (i.e., a Change in Control followed by a qualifying termination) death, disability or retirement, or solely in the case of Mr. Hoechner, a qualifying involuntary termination;

•
Stock options that become vested on an accelerated basis are in all events valued based on their option spread (i.e., the difference between the stock’s fair market value and the exercise price) on December 31, 2013;

•
Time-based restricted stock units vested on December 31, 2013, due to double trigger vesting, death, disability, or retirement or, solely in the case of Mr. Hoechner, a qualifying involuntary termination. The number of performance- based restricted stock units that become earned and vested in connection with a double trigger vesting, death, disability or retirement is based on the probable level of achievement as of December 31, 2013; and

•	The value of each vested time-based restricted stock unit and vested performance-based restricted stock unit is estimated at $61.50 per share.

Annual Bonus Assumption

•	All amounts, if any, under Rogers’ AICP were earned for 2013 in full based on actual performance and are not treated as subject to the golden parachute excise tax upon a Change in Control; and

•	Earned amounts under Rogers’ AICP are treated as paid as regular compensation and are not included in the severance estimates.

Benefit Continuation Assumption

•
Medical, dental and life insurance benefit continuation costs for 2014 are based on rates for 2014. However, benefit continuation costs for the medical plan for 2015 and 2016 include a 9.5% increase and the dental plan for 2015 – 2016 includes a 5.5% increase based on projected trends provided by an outside consultant. The life insurance cost did not increase.

POST TERMINATION TABLE

			Termination by Rogers
			without Cause or by
	Termination by Rogers		Constructive Termination		Termination Due to		Termination Due to
	without Cause absent a CIC		on or after a CIC		Death or Disability		Retirement
Summary of Separation Benefits	Proxy Reported Values		Proxy Reported Values		Proxy Reported Values		Proxy Reported Values
Bruce D. Hoechner

Cash Severance	$865,385	(1)	$2,312,500	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$1,311,030	(2)	$2,361,657	(5)	$2,284,669	(11)	$0	(12)
Benefits Continuation	$46,236	(3)	$66,010	(6)	$0		$0
Retirement Benefits	$0		$0	(7)	$0		$0
Outplacement Services	$0		$8,500	(8)	$0		$0
280G Payment Reduction	$0		($1,178,935)	(9)	$0		$0
Total Pre-Tax Payment	$2,222,650		$3,569,733		$2,284,669		$0

Dennis M. Loughran

Cash Severance	$101,538	(1)	$1,237,500	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$1,239,150	(5)	$1,128,511	(11)	$1,128,511	(12)
Benefits Continuation	$8,186	(3)	$65,732	(6)	$0		$0
Retirement Benefits	$0		$157,865	(7)	$0		$0
Outplacement Services	$0		$8,500	(8)	$0		$0
280G Payment Reduction	$0		($26,073)	(9)	$0		$0
Total Pre-Tax Payment	$109,724		$2,682,674		$1,128,511		$1,128,511

Robert C. Daigle

Cash Severance	$284,846	(1)	$1,240,060	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$1,231,360	(5)	$1,121,505	(11)	$0	(12)
Benefits Continuation	$23,516	(3)	$65,682	(6)	$0		$0
Retirement Benefits	$0		$303,935	(7)	$0		$0
Outplacement Services	$0		$8,500	(8)	$0		$0
280G Payment Reduction	$0		($186,485)	(9)	$0		$0
Total Pre-Tax Payment	$308,362		$2,663,052		$1,121,505		$0

Jeffrey M. Grudzien

Cash Severance	$150,769	(1)	$1,015,000	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$998,340	(5)	$909,098	(11)	$0	(12)
Benefits Continuation	$14,141	(3)	$64,878	(6)	$0		$0
Retirement Benefits	$0		$199,590	(7)	$0		$0
Outplacement Services	$0		$8,500	(8)	$0		$0
280G Payment Reduction	$0		($455,832)	(9)	$0		$0
Total Pre-Tax Payment	$164,910		$1,830,476		$909,098		$0

Gary M. Glandon

Cash Severance	$385,000	(1)	$962,500	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$441,570	(5)	$451,964	(11)	$0	(12)
Benefits Continuation	$0	(3)	$65,044	(6)	$0		$0
Retirement Benefits	$0		$0	(7)	$0		$0
Outplacement Services	$0		$8,500	(8)	$0		$0
280G Payment Reduction	$0		($419,142)		$0		$0
Total Pre-Tax Payment	$385,000		$1,058,472		$451,964		$0

(1)
Messrs. Loughran, Daigle and Grudzien are eligible to receive cash severance benefits (base salary only) under Rogers’ Severance Pay Plan for Exempt Salaried Employees, while Mr. Hoechner is eligible to receive severance benefits under his offer letter and Mr. Glandon is eligible to receive severance benefits (which includes annual bonus at target) under a Severance Agreement which was executed upon hire. The severance period (assuming the executive signs a General Release and Settlement Agreement) for these executives is 14, 45, 28, 90 and 52 weeks, respectively. In the case of Mr. Hoechner, a Constructive Termination before a Change in Control triggers severance benefits under the Severance Policy.

(2)
Reflects the in-the-money value of stock options and value of time-based restricted stock units (based on a stock price of $61.50 as of December 31, 2013) granted to Mr. Hoechner on October 3, 2011 in connection with commencing employment with Rogers.

(3)
Reflects Rogers' cost to provide Messrs. Hoechner, Loughran, Daigle, Grudzien and Glandon 52, 14, 45, 28 and 52 weeks, respectively, of continued medical, dental, vision, and life insurance under the Severance Policy.

(4)
Represents cash severance pay equal to two and one-half times the sum of the executive’s base salary plus the higher of target bonus or the last actual paid bonus (paid in 2013 for services in 2012). No pro-rata AICP payment is reflected in this calculation – AICP payments are fully earned by remaining employed until December 31, 2013.

(5)
Represents the in-the-money value of all unvested and outstanding stock options based on a stock price of $61.50 as of December 31, 2013. Stock options and time-based restricted stock units granted under the Rogers Corporation 2009 Long-Term Equity Compensation Plan become fully vested upon a qualifying termination event occurring within two years of a Change in Control. Performance-based restricted stock units vest pro-rata based on the executive’s period of employment and performance achieved (as determined by the Compensation and Organization Committee) during the performance period. The data reflects acceleration of the 2012 and 2013 performance-based restricted stock units on a pro-rata basis assuming a 115.1% and 100% performance achievement, respectively, as of December 31, 2013. This amount does not reflect the value of all vested and outstanding equity awards as set forth on the “Outstanding Equity Awards at End of Fiscal Year 2013."

(6)	Represents the cost to the Company of providing medical, dental, and life insurance for two and one-half years.
(7)	Represents the incremental benefits provided under the Rogers Corporation Pension Restoration Plan.
(8)	Represents the present value of 6 months of outplacement services.
(9)
Represents the estimated reduction as of December 31, 2013 to the payments set forth in this column as required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code. The reported figure does not take into account that amounts may not be subject to reduction under Section 280G on account of being treated as reasonable compensation.

(10)	No pro-rata AICP payment is reflected in this estimate – AICP payments are fully earned by remaining employed until December, 31, 2013.
(11)
Represents (i) the in-the-money value of all unvested and outstanding stock option, (ii) the fair market value of the pro-rata portion of the performance-based restricted stock units (based on the probable level of achievement as of December 31, 2013) and (iii) the fair market value of the time-based restricted stock units that are subject to accelerated vesting in the case of death or disability.

(12)
Represents (i) the in-the-money value of all unvested and outstanding stock option, (ii) the fair market value of the pro-rata portion of the performance-based restricted stock units (based on the probable level of achievement as of December 31, 2013) and (iii) the fair market value of the time-based restricted stock units that are subject to accelerated vesting in the case of retirement. Only Mr. Loughran was eligible for retirement as of December 31, 2013.

Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting shareholder approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”) as presented under the heading “Executive Compensation” beginning on page 15.

Executive compensation is an important matter for Rogers Corporation (the “Company”) and our shareholders. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders.

We urge you to carefully read the Compensation Discussion and Analysis section of this proxy statement for additional details on Rogers’ executive compensation, including Rogers’ compensation philosophy and the 2013 compensation of our named executive officers. Our Board of Directors believes that our executive compensation program is effective in implementing our compensation philosophy.

Accordingly, we will present the following resolution for vote at the 2014 Annual Meeting of Shareholders, which provides you the opportunity to approve or not approve, on an advisory basis, our executive compensation program:

“RESOLVED, compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.”

Although the advisory vote is non-binding, our Compensation and Organization Committee will review the results and consider the outcome of this vote in making determinations regarding our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The advisory vote on the compensation of our named executive officers may be approved by the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3: Vote on Re-approval of the Material Terms Permitted for Performance Goals That May be Used Under the Annual Incentive Compensation Plan for the Purposes of Compensation Deductibility Under Section 162(m).

Introduction

United States tax laws generally do not allow publicly held companies to deduct compensation exceeding $1 million paid in any fiscal year to the chief executive officer and any of their three other most highly paid executive officers (other than the chief financial officer) unless such payments are considered “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. At our 2009 Annual Meeting, shareholders approved the material terms that could be used by the Committee in its sole discretion as part of the performance goals for awards granted to the Chief Executive Officer and any other executive officer who is designated by the Committee as likely to have the deductibility of his or her compensation limited by Section 162(m). These terms and the rules for setting, evaluating and paying incentive compensation under the AICP for these officers is set forth in Appendix A to the AICP.

Purpose of this Proposal

The Company seeks to obtain Shareholder re-approval of the material terms permitted for performance goals that are set forth in Appendix A at our upcoming 2014 Annual Meeting. Re-approval is required in order for the Committee to have the discretionary authority to grant award opportunities under the AICP beginning after the 2014 Annual Meeting and ending on the 2019 Annual Meeting in a manner that is intended to qualify as performance-based compensation under Section 162(m). If the shareholders do not re-approve Appendix A, the Committee will be unable to make grants under AICP next year to the Chief Executive Officer or any other executive that are intended to qualify as performance-based compensation under Section 162(m). Instead, the Committee would consider granting incentive compensation under other arrangements that may result in part or all of such compensation being nondeductible.

Material Terms of the Performance Goal

The material terms of the performance goals under Appendix A consist of (i) the class of employees eligible to receive the performance awards; (ii) the performance criteria on which the performance goals are based; and (iii) the maximum payout of a performance award that can be provided to any eligible employee subject to Appendix A during a specified period. Each of these aspects is discussed below.

Eligible Class

Only the Chief Executive Officer and any other executive officer of the Company who has been designated by the Committee in its sole discretion as likely to have the deductibility of his or her compensation limited by Section 162(m) shall be subject to the payment provisions in Appendix A of the AICP. Simply because an executive officer is eligible to receive a grant under Appendix A does not require that cash based incentive compensation be provided to him or her under Appendix A.

Performance Goals

The Committee will determine the terms and conditions of each award granted under Appendix A of the AICP. The Committee will establish objective performance-based goals for annual incentive opportunities awarded under the Appendix A. Permissible criteria for performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

General Financial Objectives:

•	Increasing the Company’s net sales;

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or diluted earnings per share);

•
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an affiliate, or a business unit;

•	Achieving a target return on the Company’s (or an affiliate’s) sales, revenues, capital, assets, or shareholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of the Company’s shares;

•	Increasing the Company’s (or an affiliate’s) market share to a specified target level;

•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs or targeted levels in costs;

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; and

•	Achieving a level of free cash flow.

Operational Objectives:

•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new customers in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Completing acquisitions of other businesses or integrating acquired businesses;

•	Expanding into other markets; and

•	Safety measures.

The target levels for a performance objective may differ from participant to participant and from award to award. Any criteria used may be measured in absolute terms, measured in terms of growth compared to another company or companies, measured against the market and/or applicable market indices, measured against the performance of the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable.

This additional business criterion will provide management and the Committee with more flexibility in designing compensation plans that are aligned with the Company’s business. How performance may be measured is addressed under the heading “Measurement of Performance” below.

Maximum Payout

The maximum award that may be paid to the Chief Executive Officer and any other executive officer designated as being subject to Appendix A with respect to a single fiscal year is $2,500,000.

SUMMARY OF PRINCIPAL AICP TERMS

The principal provisions of the AICP for the Chief Executive Officer and any other executive officers who may be designated by the Compensation and Organization Committee to be subject to Appendix A are summarized below. The summary is qualified in its entirety by reference to the full text of the AICP and Appendix A which are attached as Exhibit A to this proxy statement.

Eligibility and Participation

The Committee determines from time to time which executive officers are eligible to participate in the AICP under Appendix A and sets the range of awards thereunder for each such officer. All members of the Committee as of the date of this proxy filing are “independent” under New York Stock Exchange rules. Payout of awards is made to each participant covered under Appendix A based upon the achievement of one or more specified objective performance goals. Performance goals specified under Appendix A must be established by the Committee prior to the earlier to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service. From 2009 through 2014, the Committee only granted award opportunities under Appendix A to the Chief Executive Officer.

Measurement of Performance

The Committee is authorized to adjust or modify one or more of the following items in calculating a performance goal for a fiscal year, based on and in order to appropriately reflect the following events: (1) acquisitions, divestitures or joint ventures; (2) any reorganization and restructuring programs, (3) foreign exchange gains and losses; (4) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (5) asset write-downs; (6) litigation or claim judgments or settlements; (7) taxes on repatriated earnings; (8) severance costs; (9) benefit plan curtailment gains (or losses), including pension settlements; (10) positive or negative charges associated with the sale of discontinued assets; (11) intangible asset and investment impairment charges; (12) unrealized gains or losses of mark-to-market adjustments from economic hedging activities; (13) in-process R&D charges; (14) acquired inventory step-up amortization; (15) inventory obsolescence charges; (16)

accounts receivable charges; (17) debt extinguishment costs; (18) a debt tender and refinancing; (19) cash discounts, trade discounts, returned sales and credit allowances; (20) restatements; (21) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (22) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (23) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (24) a change in the Company’s fiscal year. Any such adjustment or modification must be taken prior to the earlier of the first to occur of 90 days after the period of service to which the performance goals related and the lapse of 25% of the period of service.

Maximum Payout

As noted above, the proposed amendment will impose an additional payment limit of $2,500,000 per person per fiscal year. In addition, the Committee can use negative discretion to decrease the amount of the award otherwise payable due to individual performance and contribution of the participant.

Certification

The Committee is required to certify in writing the amount of the payment of incentive compensation under Appendix A to the AICP and whether material terms of Appendix A relating to the award or awards have been satisfied.

Time of Payment

Payment of any award earned by a participant under Appendix A will generally be made to such participant within two and one-half months following the conclusion of the fiscal year in question upon the condition that the performance goal or goals specified in the relevant award agreement have been achieved and the Committee has reviewed and approved the payment.

Termination of Employment

If the participant is not an employee on the last day of the fiscal year, the award will be forfeited unless termination is due to death, disability, normal retirement or an event entitling the executive to severance benefits. Participants who earn a vested right to payment due to employment termination prior to the last day of the fiscal year shall only receive a payment to the extent that the Company meets the designated performance goal, and the payment shall be pro-rated based on the period of the participant’s employment during such period. Any pro-rated bonus shall be paid at the same time as bonuses are paid to other participants in the AICP.

Amendment

The board or the Committee may amend, modify, suspend or terminate Appendix A. No amendment or alteration shall be effective prior to its approval by Rogers’ shareholders to the extent such approval is required by applicable legal requirements.

Term of Appendix A

Appendix A will continue for 5 years from the date of approval by Rogers’ shareholders, unless it is terminated earlier by Rogers’ board. The regulations under Section 162(m) require that shareholders re-approve the performance goals under Appendix A to the AICP no later than the first shareholders meeting that occurs in 2019.

Other Benefits

The Company reserves the right to pay discretionary bonuses or other types of incentive compensation (including grants under AICP that are not under Appendix A) for the Chief Executive Officer and other executive officers whose incentive compensation may be fully or partially nondeductible under Section 162(m).

The Board of Directors recommends a vote “FOR” Material Terms Permitted for Performance Goals Under the Annual Incentive Compensation Plan.

Proposal 4: To Approve an Amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to Increase the Number of Shares of Stock Issuable Thereunder from 1,775,000 to 2,575,000 and to Re-Approve the Material Terms of the Performance Goals under the 2009 Plan for Purposes of Compensation Deductibility under Section 162(m) of the Internal Revenue Code.

The Board of Directors is requesting that shareholders vote in favor of amending the Rogers Corporation 2009 Long-Term Equity Incentive Plan (the “2009 Plan”). If this amendment is approved, 800,000 shares will be added to the number of shares authorized for issuance under the 2009 Plan. The requested increase represents 4.48% of our outstanding common shares as of December 31, 2013. We believe that this increase in shares will provide a sufficient number of shares for future grants under the 2009 Plan through 2017. The 2009 Plan, as proposed to be amended, is intended to constitute re-approval of the material terms of the performance goals under the 2009 Plan for purposes of Section 162(m) of the Internal Revenue Code. In addition, it provides for the automatic exercise of in the money options on the last day that the option is exercisable.

The 2009 Plan is the only active plan for providing equity incentive compensation to eligible employees, non-employee directors and consultants and allows us to:

•	Drive shareholder value
Equity grants are an essential component of our executive compensation philosophy as described in the CD&A and allow us to provide rewards for increases in shareholder value creation.

•	Attract and retain critical talent
Additional shares are needed to provide the Board of Directors and management with a significant tool for attracting key talent and retaining our most valued employees.

•	Further align interests of key performers with shareholders
Equity grants remain a significant part of our compensation package so that key performers are put in a position similar to our shareholders.

A copy of the 2009 Plan (as amended) is set forth in Exhibit B to this proxy statement.

If the amendment is not approved, we will be able to make equity awards under the Plan with the shares that currently remain available under the Plan. As noted below, 338,012 shares remained available for grant under the 2009 Plan as of March 1, 2014. We would not have the flexibility to grant RSUs after our 2014 Annual Meeting in a manner that would be exempt from the $1 million tax deduction limitation as "performance-based compensation” under Section 162(m).

Equity Plan Share Reservation

Share Reserve	Number of Shares

Total shares under the 2009 Plan	1,775,000
Shares added in 2011	415,000
Shares added in 2012	500,000
Total number of equity awards granted (net of lapsed awards) through March 1, 2014	1,213,420
Remaining shares available for equity awards as of March 1, 2014	338,012
Additional shares being requested for the 2009 Plan	800,000
Total shares available for grant if amendment is approved	1,138,012

Equity Compensation Plan Key Metrics

Overhang, burn rate and dilution metrics for 2011-2013 are set forth in the table below:

	2013	2012	2011	Average
	(%)	(%)	(%)	(%)
Dilution	0.9	0.6	1.2	0.9
Burn Rate	1.2	0.8	1.3	1.1
Overhang	6.3	8.1	6.9	7.1

“Overhang” is the number of shares subject to equity awards outstanding but not exercised or paid out, plus the number of shares available to be granted, divided by the total number of common shares outstanding as of December 31, 2013.

The “burn rate” measures how quickly we use shares and is calculated by dividing the number of equity awards granted during any particular period by the number of outstanding shares of common stock as of December 31st of the applicable year. A higher burn rate indicates an increased number of equity awards being granted to employees and/or directors. The burn rate is usually compared to industry data, particularly data furnished by various shareholder services groups. To account for the differences in inherent value between a full value award (equity awards other than stock options and stock appreciation rights) and an appreciation-based instrument (stock options and stock appreciation rights), companies typically multiply the number of full value instruments awarded by a factor greater than one.

“Dilution” is the total equity awards granted less cancellations, divided by total common shares outstanding at December 31st of the applicable year.

Equity Compensation Plan Information as of December 31, 2013
	(a)	(b)	(c)
			Number of securities
			remaining available for
	Number of securities to	Weighted average	future issuance under
Plan Category	be issued upon exercise	exercise price of	each equity compensation
	of outstanding options,	outstanding options,	plan excluding securities
	warrants and rights (5)	warrants and rights (5)	referenced in column (a)
			(6)

Equity Compensation Plans Approved by Security Holders
Rogers Corporation 1988 Stock Option Plan	18,000	58.96	-
Rogers Corporation 1994 Stock Compensation Plan	10,525	58.05	-
Rogers Corporation 1998 Stock Incentive Plan	47,519	49.24	-
Rogers Corporation 2005 Equity Compensation Plan	291,473	46.53	-
Rogers Corporation 2009 Long-Term Equity Compensation Plan	319,214	32.18	479,307
Rogers Corporation Global Stock Ownership Plan For Employees (1)	-	-	181,617

Equity Compensation Plans Not Approved by Security Holders
Rogers Corporation 1990 Stock Option Plan (2)	183,208	52.98	-
Rogers Corporation Stock Acquisition Program (3)	-	-	120,883
Inducement Awards for the CEO when he joined Rogers (4)	23,200	37.05	-
Total (5)	893,139	43.01	781,807

(1)	This is an employee stock purchase plan within the meaning of Section 432(b) of the Internal Revenue Code of 1986, as amended.

(2
The Rogers Corporation 1990 Stock Option Plan was adopted in 1990 to award certain key employees of Rogers with stock option grants. Under this plan, options generally have an exercise price equal to at least the fair market value of Rogers' stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant, except for the grants made to most employees in 2004 and 2005. Such 2004 and 2005 stock options were immediately vested upon grant, but any shares acquired upon option exercise during the first four years after the grant date could not be sold during the four year period if the individual was still actively employed at Rogers. Termination of employment because of retirement, or for certain other reasons, may shorten the vesting schedule, the expiration date or eliminate the aforementioned sales restriction.

(3)
The purpose of the Stock Acquisition Program is to enable non-management directors and executive officers to acquire shares of Rogers' common stock in lieu of cash compensation at the then current fair market value of such common stock. (4) Bruce D. Hoechner was granted three equity awards when he joined Rogers Corporation as its new President and Chief Executive Officer in October of 2011. This consisted of two time-based restricted stock unit awards with different vesting schedules and the non-qualified stock option, shown in the table above. The Board of Directors (including a majority of its independent directors) approved these equity inducement awards in reliance on an employment inducement exception to shareholder approval provided for in the New York Stock Exchange governance rules.

(5)
Does not include deferred stock units, restricted stock or phantom stock units. As of 12/31/2013, 33,250 shares were reserved for deferred stock unit awards, 387,467 shares were reserved for restricted stock awards and 14,558 shares were reserved for phantom stock units related to the deferral of compensation ultimately to be paid in Rogers stock.

(6)
On May 7, 2009, stockholders approved the Rogers Corporation 2009 Long-Term Equity Compensation Plan and as of that date no further equity awards will be made pursuant to the provisions of the Rogers Corporation (i) 1988 Stock Option Plan, (ii) 1994 Stock Compensation Plan, (iii) 1998 Stock Incentive Plan, (iv) 2005 Equity Compensation Plan and (v) 1990 Stock Option Plan. For this reason a zero (i.e. a dash) appears in the applicable rows of this column. The number for the 2009 Long-Term Equity Compensation Plan has been reduced by shares reserved for restricted stock awards and deferred stock units.

Corporate Governance Aspects and Key Highlights of the 2009 Plan

The 2009 Plan has been designed to include a number of provisions that promote best practices and reinforce the alignment between key performers and stockholders, including the following:

•	Committee Independence: The 2009 Plan is administered by the Compensation and Organization Committee, which is composed solely of independent directors.

•	No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

•	Option and SAR Terms: Stock options and stock appreciation rights granted under the 2009 Plan have a maximum term of 10 years.

•
No Repricing Without Shareholder Approval. Other than typical adjustments for a stock incentive plan in connection with a reorganization or a corporate transaction, the Company will not, without Shareholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

•	No liberal change in control definition. The 2009 Plan does not contain a liberal change in control definition.

•	No Automatic Vesting and Payout of Awards on Change in Control. The 2009 Plan will not automatically provide for full vesting and maximum payment of equity awards upon a change in control.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Committee.

•
Performance-Based Compensation: The 2009 Plan allows, but does not require, certain awards to be structured as performance-based compensation in order to obtain favorable tax treatment under Section 162(m) of the Internal Revenue Code.

•	No Evergreen Provision. The 2009 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2009 Plan can be automatically replenished.

•	No Automatic Grants. The 2009 Plan does not provide for automatic grants to any participant.

•	No Tax Gross-ups. The 2009 Plan does not provide for any tax gross-ups.

Description of the 2009 Plan

Types of Awards The 2009 Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, and other stock awards. Each of these is referred to individually below as an “award” in this Proposal.

Eligibility Those who will be eligible for awards under the 2009 Plan include employees, directors and consultants of the Company and its affiliates. As of December 31, 2013 approximately 318 employees, consultants and directors would be eligible to participate in the 2009 Plan. The 2009 Plan will remain in effect until February 10, 2019.

Individual Award Limits No participant shall be granted stock options, stock appreciation rights or both for more than 80,000 shares during any fiscal year. No participant shall be granted restricted stock, restricted stock units, performance shares and/or other equity award with respect to more than 80,000 shares during any fiscal year.

Share Counting If awards granted under the 2009 Plan are forfeited or terminate before being exercised, then the share underlying those awards will again become available for awards under the 2009 Plan. If a stock option is exercised, in whole or in part, by either the tender of shares or a net exercise, or if the Company’s tax withholding obligation is satisfied with respect to any award by withholding shares, the number of shares deemed to have been issued under the 2009 Plan shall be the net number of shares actually issued upon exercise. To the extent an award is paid out in cash rather than shares, such payment will not reduce the number of shares available for issuance under the 2009 Plan. Replacement awards may be granted under the 2009 Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of an acquired company in a merger or other form of corporate acquisition, and the shares subject to any such award will not reduce the number of shares available for issuance under the 2009 Plan. To date, no replacement awards have been granted under this provision.

Adjustments  If we increase or decrease the number of issued shares of common stock by means of a stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, split-up, spin-off, combination or reclassification of the common stock, repurchase, exchange of shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction, the Committee will proportionately adjust the number of shares covered by each outstanding award, the number of shares available for issuance under the 2009 Plan and the price per share covered by each outstanding award.

Administration  The Committee will administer the 2009 Plan. Each member of the Committee as of the date of this proxy statement qualifies as a “non-management director” under Rule 16b-3 of the Securities and Exchange Act of 1934, and as an “outside director” under Section 162(m) of the Internal Revenue Code.

Stock Options The Committee is able to grant non-qualified stock options (“NQSO”) and incentive stock options (“ISO”) under the 2009 Plan. The Committee determines the number of shares subject to each stock option. The Committee determines the exercise price of stock options granted under the 2009 Plan, provided that the exercise price must be at least equal to the fair market value of Rogers’ common stock on the date of grant. In addition, the exercise price of an ISO granted to any participant who owns more than 10% of the total voting power of all classes of Rogers’ outstanding stock must be at least 110% of the fair market value of the common stock on the grant date. The term of a stock option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an ISO may not exceed five years. After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the award agreement. The 2009 Plan permits stock options to be exercised using a “net settlement” feature (i.e., the issuance of shares equal to the option spread without payment of the exercise price).

Stock Appreciation Rights The Committee is able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of common stock occurring between the exercise date and the date of grant. We can pay the appreciation in cash, common stock of equivalent value, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2009 Plan. The Committee, subject to the terms of the 2009 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2009 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed 10 years. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement (except as otherwise expressly provided for).

Automatic Exercise Upon Expiration If a stock option or stock appreciation right is at least one hundred dollars in the money at expiration, then the award will be automatically exercised using a net exercise with shares being withheld to pay applicable minimum required tax withholding.

Restricted Stock Awards of restricted stock are rights to acquire or purchase shares of Rogers’ common stock, which vest in accordance with the terms and conditions established by the Committee in its sole discretion. The award agreement will generally grant us a right to repurchase or reacquire the unvested shares upon the termination of the participant’s service with the Company. The Committee will determine the number of shares granted pursuant to an award of restricted stock.

Restricted Stock Units Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Committee establishes are satisfied. Such criteria may be based on continued employment or achieving performance objectives or a combination thereof. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the award agreement. The Committee, in its sole discretion, may pay earned restricted stock units in shares. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to us. The Committee determines the number of restricted stock units granted to any participant.

Other Equity Awards The Compensation Committee shall have the right to grant other types of equity awards based upon or payable in shares, including deferred stock units, unrestricted shares, performance shares and the grant of securities convertible into shares. The Committee shall determine the terms and conditions of other type of equity awards, including the number of shares and any vesting or performance restrictions.

Section 162(m) Performance Criteria All employees may receive awards under the 2009 Plan subject to the performance criteria below, which criteria are intended to satisfy Section 162(m) of the Internal Revenue Code, where applicable. Additional discussion of the tax implications of Section 162(m) can be found below under “Federal Income Tax Consequences – Deduction Limits”. The performance criteria for stock options or stock appreciation rights will be based on stock appreciation. Permissible criteria for performance goals for full-value awards under the 2009 Plan include any one of the following or a combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

General Financial Objectives:

•	Achieving a target return on the Company’s (or an affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;

•	Increasing the Company’s net sales;

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or diluted earnings per share);

•	Maintaining or achieving a target level of appreciation in the price of the shares;

•	Increasing the Company’s (or an affiliate’s) market share to a specified target level;

•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs or targeted levels in costs;

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non- performing debts; and

•	Achieving a level of cash flow, funds from operations or similar measure.

Operational Objectives:

•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new customers in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Acquiring other businesses or integrating acquired businesses;

•	Expanding into other markets; and

•	Safety measures.

The target levels for a performance objective may differ from participant to participant and from award to award. Any criteria used may be measured in absolute terms, measured in terms of growth compared to another company or companies, measured against the market and/or applicable market indices, measured against the performance of the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable.

The Committee is authorized to adjust or modify one or more of the following items in calculating a performance goal for a fiscal year, based on and in order to appropriately reflect the following events: (1) acquisitions, divestitures or joint ventures; (2) any reorganization and restructuring programs, (3) foreign exchange gains and losses; (4) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (5) asset write-downs; (6) litigation or claim judgments or settlements; (7) taxes on repatriated earnings; (8) severance costs; (9) benefit plan curtailment gains (or losses), including pension settlements; (10) positive or negative charges associated with the sale of discontinued assets; (11) intangible asset and investment impairment charges; (12) unrealized gains or losses of mark-to-market adjustments from economic hedging activities; (13) in-process R&D charges; (14) acquired inventory step-up amortization; (15) inventory obsolescence charges; (16) accounts receivable charges; (17) debt extinguishment costs; (18) a debt tender and refinancing; (19) cash discounts, trade discounts, returned sales and credit allowances; (20) restatements; (21) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (22) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (23) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (24) a change in the Company’s fiscal year. Any such adjustment or modification must be taken prior to the earlier of the first to occur of 90 days after the period of service to which the performance goals related and the lapse of 25% of the period of service.

Transferability of Awards Awards granted under the 2009 Plan are generally not transferable except as would be permitted under an S-8 registration statement (i.e., members of a participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family).

Corporate Transactions In the event of a merger or Change in Control of the Company, each outstanding stock option and stock appreciation right will be assumed by, or substituted with an equivalent option, of the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to take such action, the participant will fully vest in and have the right to exercise all of his or her outstanding stock options or stock appreciation rights. Restricted stock, restricted stock units and other full-value award subject to performance-based vesting shall be accelerated on a pro-rata basis by reason of a Change in Control based upon the extent to which the performance objectives for any such award has been achieved, as determined in the Committee’s sole discretion, and how long a participant was employed during the performance period prior to the Change in Control.

Amendment and Termination of the 2009 Plan The board will have the authority to amend, alter, suspend or terminate the 2009 Plan, except that shareholder approval will be required for any amendment to the 2009 Plan to the extent required by any applicable laws including the proposed amendment herein. No amendment, alteration, suspension or termination of the 2009 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Committee in a writing signed by the participant and the Company. The 2009 Plan will terminate on February 10, 2019, unless the board terminates it earlier.

Other Benefits The Company reserves the right to pay other forms of incentive compensation, including but not limited to awards under our Annual Incentive Compensation Plan and additional equity based awards outside of the 2009 Plan in exceptional circumstances as permitted by Section 303A.08 of the NYSE Listed Company Manual.

New Plan Benefits

The Company has not approved any awards that are conditioned on shareholder approval of the 2014 Plan proposal. Awards granted before the Annual Meeting are granted under the 2009 Plan using the existing share reserve. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, employees, directors and consultants under the 2009 Plan because these awards are discretionary in nature.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2009 Plan based on federal income tax laws in effect on the date of this proxy statement.

This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2009 Plan.

Stock Options The grant of a stock option will have no tax consequences to the recipient or to the Company or its affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date of an ISO over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of an NQSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company (or the affiliate receiving the services of the individual who was granted the NQSO) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

If an employee (or consultant or director) transfers NQSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NQSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.

Stock Appreciation Rights The grant of a stock appreciation right will have no tax consequences to the recipient or to the Company or its affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date – this amount is equal to the value of a share of our stock over a base price designated at the time of grant for each exercised stock appreciation right. The Company (or the affiliate receiving the services of the individual who was granted the stock appreciation right) will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards Generally, taxes are not due when a restricted stock, restricted stock unit or other award is initially granted, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (generally, when it becomes vested or transferable), in the case of restricted stock, or when shares are issued in connection with vesting, in the case of an restricted stock unit. Income tax is calculated on the value of the stock at ordinary rates at that time, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the Internal Revenue Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the stock at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the award is no longer transferable or subject to a “substantial risk of forfeiture.” Section 409A of the tax code provides additional tax rules governing non-qualified deferred compensation.

Generally, Section 409A will not apply to awards granted under the 2009 Plan, but may apply in some cases to restricted stock units and performance shares. For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock

Sale of Shares When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Deduction Limits Special rules limit the deductibility of compensation paid to the Company’s President and CEO and to each of its three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to a named executive officer for a fiscal year will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can elect to preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include setting limits on the number of awards that any individual may receive and for awards other than certain stock options (such as restricted stock and restricted stock units), establishing performance criteria that must be met before the award actually will vest or be paid.

The 2009 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby resulting in continued federal income tax deductions in connection with such awards. However, there is no requirement for the Committee to grant awards in a manner that will qualify as performance-based compensation, and there is no guarantee that amounts will qualify as performance-based compensation and be exempt from the $1 million deduction limitation under Section 162(m). Time-based restricted stock units will not qualify as performance-based compensation under Section 162(m).

The Board of Directors recommends that shareholders vote “FOR” the proposal to approve the amendment to the 2009 Long-Term Equity Compensation Plan.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as Rogers’ independent registered public accounting firm for 2014 and the Board of Directors is asking that shareholders ratify this appointment. Although the outcome of the vote will be advisory, this proposal is put before the shareholders in order to seek the shareholders’ views on this important corporate matter. If the shareholders do not ratify the appointment, the Audit Committee will further consider this appointment. Rogers expects representatives of Ernst & Young LLP, Rogers’ independent registered public accounting firm selected as the independent registered public accounting firm for the fiscal years ended December 31, 2013 and December 31, 2014, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Rogers by Ernst & Young LLP for the fiscal years shown.

	2013	2012
Audit Fees (1)	$2,401,334	$1,887,542
Audited-Related Fees (2)	15,000	104,452
Tax Fees (3)	27,735	54,734
All Other Fees (4)	-	-
Total	$2,444,069	$2,046,728

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Amounts for both 2012 and 2013 also include fees for the required audits of the Company’s internal control over financial reporting. Fees paid for the internal control over financial reporting audits were $478.500 in 2012 and $669,179 in 2013.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to accounting consultations and employee benefit plan audits.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance; tax planning and compliance work in connection with acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above; however, there were no such fees in either year.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2013 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required for Ratification and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes properly cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for 2014. Abstentions and broker non-votes will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for 2014.

Related Party Transactions

Since January 1, 2013, neither Rogers, nor any of its subsidiaries, has been a participant in any transaction, other than compensation paid for services rendered as an executive officer or director, in which any of its executive officers, directors, 5% shareholders, or any immediate family member of the foregoing, has a material interest.

Policies and Procedures for Approval of Related Party Transactions

Rogers’ Code of Business Conduct and Ethics, which sets forth standards applicable to all directors, officers and employees of Rogers, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Nominating and Governance Committee of the Board of Directors. Any waiver of this Code that is granted to a director or an officer would be posted on Rogers’ website, or otherwise publicly disclosed, as required by applicable law or the rules and regulations of the New York Stock Exchange. Waivers for other employees must be approved by certain members of senior management.

In addition, to supplement the Code of Business Conduct and Ethics, in May of 2012, the Board of Directors adopted a revised Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) Rogers was, is or will be a participant (even if not necessarily a party); and (iii) a related party has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity).

For purposes of the policy, a related party is one of the following:

•	a member of the Board of Directors;

•	a nominee for the Board of Directors;

•	an executive officer;

•	a person who beneficially owns more than 5% of Rogers’ common stock; or

•	any immediate family member of any of the people listed above.

Under the policy, the Company’s Nominating and Governance Committee is responsible for reviewing the material facts regarding related party transactions that require its approval and either approve or disapprove of Rogers entering into the transaction, subject to certain exceptions (or, in the case of transactions for which advance approval is not feasible, ratify the transaction or, if the Committee determines the transaction not to be appropriate, terminate the transaction). In determining whether to approve or disapprove a related party transaction, the Committee shall consider all relevant facts and circumstances, including the following factors:

•	whether the transaction is on terms no less favorable to Rogers than terms generally available from an unaffiliated third party under the same or similar circumstances;

•	whether the transaction is material to Rogers;

•	the role that the related party has played in arranging the transaction; and

•	the extent of the related party’s interest in the transaction.

No director shall participate in the review of a related party transaction in which he or she is a related party, except that the director shall provide all material information concerning the transaction to the chairperson of the Nominating and Governance Committee or the full Nominating and Governance Committee, as applicable. The chairperson of the Nominating and Governance Committee has the authority to individually pre-approve (as applicable) any related party transaction (except where the chairperson is the related party) in which the aggregate amount involved is expected to be less than $500,000.

Each of the following related party transactions shall generally be considered pre-approved by the Committee, even if the aggregate amount involved exceeds $120,000:

•	executive officer compensation;

•	director compensation;

•	grants of awards to executive officers or directors pursuant to the Company’s incentive compensation plans;

•	certain transactions with other companies;

•	certain Company charitable contributions;

•	transactions where all shareholders receive proportional benefits; and

•	transactions involving competitive bids.

Rogers will disclose the terms of related party transactions in its filings with the Securities and Exchange Commission to the extent required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers’ executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all reports they file.

Based solely on Rogers’ review of the copies of such forms it has received, and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, complied with all Section 16(a) filing requirements applicable to them during Rogers’ fiscal year ended December 31, 2013, except as described in the next sentences. Mr. Hoechner and Mr. Glandon, in connection with the vesting of Time-Based Restricted Stock Units, failed to report in a timely manner the withholding of shares, in the amounts of 1,201 and 567 shares respectively, to cover the tax liability associated with the vesting. Mr. Mitchell failed to report the sale of 2,000 shares on a timely basis.

Proposals of Shareholders

Proposals of shareholders intended to be presented at the 2015 Annual Meeting of Shareholders must be received by Rogers on or before November 25, 2014, to be considered for inclusion in Rogers’ proxy statement and form of proxy. In addition, the Company’s bylaws establish an advance notice procedure for shareholders to present business to be conducted at the Annual Meeting. In order for a shareholder to present a proposal at the 2015 Annual Meeting, but not included in the proxy statement and form of proxy, notice of such proposal must be received by Rogers on or before December 10, 2014, and it must also comply with the other requirements of the Company’s bylaws. All shareholder proposals or notices of an intention to make a proposal should be marked for the attention of the Office of the Corporate Secretary, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies, including preparing, assembling and mailing the Notice Regarding the Availability of Proxy Materials, proxy statement, proxy card and other proxy materials, except for some costs associated with individual shareholders’ use of the Internet or telephone. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained Eagle Rock Proxy Advisors LLC to assist it in the solicitation of proxies at a cost of approximately $4,000 plus reimbursement of certain expenses.

“Householding” of Proxy Materials

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials, and, for those who request, a single paper copy of the proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are Rogers’ shareholders will be “householding” proxy materials. A single Notice Regarding the Availability of Proxy Materials and, for those who request, a single paper copy of the proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder. Shareholders who share the same address, who currently receive multiple copies of the Rogers Notice Regarding the Availability of Proxy Materials, proxy statement and annual report and would like to request “householding” of such information should contact their broker or Rogers.

Communications with Members of the Board of Directors

Although the Board of Directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the Board and shareholders. Until such time as the Board may adopt a different set of procedures, any such shareholder communications should be sent to the Board of Directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, c/o Office of the Corporate Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the Board for consideration.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9, 2014

This proxy statement and our 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission, are available at http://materials.proxyvote.com/775133.

Availability of Certain Documents

Rogers Corporation maintains a website (http://www.rogerscorp.com). Rogers’ Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Related Party Transactions Policy, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter are each available in a printable format on this website, www.rogerscorp.com/cg/. Rogers Corporation’s website is not incorporated into or a part of this proxy statement.

Exhibit A

Annual Incentive Compensation Plan
(The “Plan”)

Plan Year:

1.1	Fiscal year of Rogers Corporation (the “Company”).

Participants:

2.1
Those managers and professionals who directly affect the profitability of the Company are eligible for nomination as Participants in this Plan. Participants for each Plan Year must be approved by the Company’s Chief Executive Officer (the “CEO”). Sales Engineers, Regional Sales Managers, and any other employees who are eligible for commissions or similar incentive compensation plans are excluded from this Plan. Exceptions to this may be approved by the CEO.

The CEO’s participation in this Plan shall be governed by the terms and conditions of Appendix A to this Plan. No other employee of the Company shall receive a bonus under Appendix A of this Plan.
2.2
Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing any other bonus or incentive compensation plans providing for the payment of bonuses or other forms of incentive compensation to employees (including Participants).

Target Award Opportunity:

3.1	Upon achievement of targeted financial goals, Participants will be eligible for a specified Target Award. Target Awards by Participant group are as follows:

Target Award
As a Percent
of Base
Position	Salary
Division Vice President’s, Board Appointed Officers, and other Corporate Executives
(other than the CEO)	25% to 55%
Other Division and Corporate Participants	5% – 25%

Basic Award Determinant:

4.1
Each Plan Year, a set percentage of the Participant’s Target Award will be determined by Corporate performance and another set percentage will be determined by Division performance. In general, those Participants whose actions affect the entire Company will have a higher Corporate performance weighting while those whose actions have a greater impact on an individual Division will have a higher Division performance weighting.

4.2	Performance weights by Participant group are as follows:

		Rogers	Weighted Average	Divisional	Divisional
	Rogers Sales	Earning Per	Division Profit	Sales	Profit
Position	Performance	Share	Performance [2]	Performance	Performance
Board Appointed Officers
(other than the CEO)[1]	50%	50%
Other Corporate
Participants	50%	25%	25%
Other Division Participants	15%	15%		35%	35%

1

Exhibit A

1.	Excluding the CEO
2.
“The Weighted Average Division Profit Performance (WADPP) portion for each Corporate Report will be determined by multiplying 25% of his or her Target Award by the result obtained by the Weighted Average Division Profit Performance (WADDP%). WADDP% is calculated as follows:

A.	(Division Sales Target / Rogers Sales Target) = Division Weighting %
B.	Division Weighting % * Division Profit Attainment % = Division Weighted Attainment %
C.	Sum of All Divisions’ (Division Weighted Attainment %) = WADPP%

Calculations of the actual percentage of the Target Awards will be made by interpolating between points on the Performance Measurement Schedule.

Notwithstanding anything to the contrary contained herein, the Committee may in its sole discretion vary performance weights for each executive officer on a case-by-case basis as it deems appropriate.

4.3
The Corporate portion of a Participant’s annual incentive award is based on two performance criteria, sales and earnings per share (“EPS”). Each performance criteria shall be equally weighted 50%. Goals will be established for each of these performance criteria at the beginning of each Plan Year by the Compensation and Organization Committee of the Board of Directors (the “Committee”) and expressed in an award schedule that prescribes the percentage of Corporate Target Award paid out at each level of performance achievement.

4.4
The Divisional portion of a Participant’s annual incentive award is based on Division profit (operating profit before Corporate charges). Performance goals will be established at the beginning of each Plan Year by the CEO, and expressed in an award schedule that prescribes the percentage of the Division Target Award paid out at each level of performance achievement.

4.5	Calculations of the actual percentage of Corporate and Division Target Awards will be made by interpolating between points on the Performance Measurement Schedule.
4.6
Soon after the end of the Plan Year, the CEO will evaluate how well each Division accomplished its objective(s). The CEO may alter the division bonus pool on the basis of that evaluation, as he deems appropriate.

Annual Performance Targets:

5.1
Each year the Committee will establish annual Performance Targets. The general principles for establishing Annual Performance Targets will be that the previous year’s diluted earnings per share results will be the threshold for beginning to earn a bonus for the following Plan Year. At approximately the 10% EPS improvement level a 100% target bonus will be earned, and at approximately a 20% EPS improvement level a 200% target bonus will be earned. Then, at approximately a 30% EPS improvement level a 250% target bonus will be earned, and at approximately a 40% EPS improvement level the maximum 300% target bonus will be earned. (See section 6.2 for maximum payment under this Plan.)

5.2	Changes or exceptions to the general principles for establishing Annual Performance Targets based on economic or other factors must be made by the Compensation and Organization Committee.

Award Limitation:

6.1	The annual bonus award for any Participant will be limited to 200% of his or her Target Award.
6.2
Except as noted below, the maximum amount of the incentive bonus pool, including payments made to non-participants under this Plan, will be limited to 20% of profit or $250,000, whichever is more. Such profit is calculated before deductions for taxes and bonuses. If the calculation of awards indicates that these limits will be exceeded, awards will be reduced proportionally to conform to the limit.

2

Exhibit A

Personal Performance:

7.1	Managers may recommend to the CEO that Participants’ awards in their respective Divisions or Corporate Departments be modified to reflect individual performance differences.
7.2	The CEO has the right to modify or eliminate the total annual incentive award for any Participant to reflect individual performance differences.

Input of Extraordinary and Non-recurring Items:

8.1
In comparing actual performance against the performance goals, management may exclude from such comparison any extraordinary or nonrecurring gains, losses, charges, or credits that appear on the Company’s books and records, as it deems appropriate.

8.2
An extraordinary or nonrecurring item may include, without limiting the generality of the foregoing, an item in the Company’s financial statements reflecting a change in an accounting rule or methodology, tax law, or actuarial assumption, not taken into consideration in the establishment of performance goals, or other unusual non-reoccurring expenses or income. The Committee must approve this adjustment.

Less Than Full-Year Plan Participation:

9.1
An individual, who is made a Participant in the Plan after the beginning of the Plan Year, but before October 1st of that year, may receive a prorated award based on the number of full weeks of eligibility during the Plan Year. Individuals hired after October 1st normally will not participate in the Plan that year.

9.2
If a Participant’s employment is terminated during a Plan Year because of death, disability, or normal retirement, a tentative award will be determined based on performance as of the end of the Plan Year. The final award will be prorated by multiplying the tentative award by the number of full weeks of employment divided by fifty-two.

9.3	If a Participant’s employment is terminated involuntarily, not for cause, the Participant may be paid a prorated bonus if approved by the CEO.

Form and Timing of Payment:

10.1
All awards will be paid in cash, less withholding requirements, as soon as possible following the end of the Plan Year, but not later than the March 15th following the end of the Plan Year. However, the CEO may request authorization from the Compensation and Organization Committee of the Board of Directors to pay a portion of the estimated Plan Year’s awards before the end of the Plan Year.

Bonus Opportunity Non-Participants:

11.1
For each Division or Corporate Department that earns an award under this Plan, a pool will be created for distribution to non-Participants in that Division or Corporate Department only. Such pool will be equal to 1.0% of the aggregate annual salaries of the non-Participants, exempt from the payment of overtime and who are not paid overtime by Company policy or practice, in that Division or Corporate Department at the end of the Plan Year. Such pool will be adjusted up or down to the award earned in that Division or Corporate Department. The Division Manager or the Corporate Department Vice President will determine the recipients and amounts of such bonuses subject to the approval of the CEO. These bonuses are intended for non-Participants who have made significant contributions to the success of the Division or Corporate Department during the Plan Year; this bonus pool is not intended for distribution to all non- Participants in the unit. Any undistributed funds from this pool will be returned to the Company and may not be distributed to other units.

11.2
For each Corporate Department, a pool will be created for distribution to exempt and non-exempt non-participants equal to 1% of their aggregate annual salaries. This pool represents a gainsharing bonus for the Corporate staff employees and is based on the overall Division Performance (defined in section 4.2). Each Corporate Department Vice President will determine the recipients for their department, and amounts of such bonus subject to the approval of the CEO.

3

Exhibit A

APPENDIX A

Additional Incentive Compensation Rules for Chief Executive Officer and Certain Other Designated Executive officers

1.	PURPOSE

The annual incentive compensation payable to the Chief Executive Officer (“CEO”) of the Company under the Plan shall be governed by this Appendix A. In addition, the Committee may designate in its discretion other executive officers participant in the Plan to receive awards that will be governed by this Appendix A form time to time. Amounts paid under this Appendix A are intended to constitute “performance based compensation” within the meaning of Section 162(m) of the Code. In the event of any conflict between the Plan and this Appendix A, the terms of this Appendix A shall govern. Defined terms shall have the meaning set forth in the Plan except as stated to the contrary in this Appendix A.

2.	DEFINITIONS
For purposes of this Appendix A, the following terms have the meanings set forth below.

“Award” shall mean the amount payable to a Participant as determined by the Committee in accordance with this Appendix A as an incentive bonus for any one or more Plan Years.

“Base Amount” shall have the meaning ascribed thereto in Section 4(b) hereof.

“Base Salary Percentage” shall have the meaning ascribed thereto in Section 4(c) hereof. “Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and references to particular provisions of the Code shall include any amendments thereto or successor provisions and any final, temporary or proposed rules and regulations promulgated thereunder.

“Committee” shall mean the Compensation and Organization Committee of the Board or any other duly established committee or subcommittee of the Board, in each case satisfying the requirements of Section 162(m)(4)(C) of the Code that the Board hereinafter determines shall act as the Committee for purposes of this Appendix A.

“Participant” shall mean the Company’s Chief Executive Officer.

“Performance Goals” shall have the meaning ascribed thereto in Section 4(a) hereof.

“Target” shall have the meaning ascribed thereto in Section 4(a) hereof.

3.	ADMINISTRATION

This Appendix A shall be administered by the Committee, which shall have full authority to interpret this Appendix A, to establish rules and regulations relating to the operation of this Appendix A, to determine the amount of any Awards (subject to the terms and conditions hereof) and to make all other determinations and take all other actions necessary or appropriate for the proper administration of this Appendix A. The Committee’s interpretation of this Appendix A, and all actions taken within the scope of its authority, shall be final and binding on the Company, any Participants and former Participants or their designated beneficiaries.

4.	DETERMINATION OF TARGET, BASE AMOUNT AND BASE SALARY PERCENTAGE

The Committee shall establish the Targets, Performance Goals for each Plan Year or Years no later than 90 days after the first day of the Plan Year or Years or, if sooner, within the first 25% of the Plan Year or Years (the “Determination Date”), provided, however, that the Committee must determine that, as of the date the Targets and Performance Goals are established, it is substantially uncertain whether such Targets and Performance Goals will be achieved. At such time the Committee shall adopt in writing, with respect to the Participant, each of the following:

4

Exhibit A

(a)
one or more Targets, which shall be equal to a desired level or levels for any Plan Year or Years of any combination of any the following Performance Goals, which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Permissible Performance Goals include any one or more of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

	(i)	General Financial Objectives:

		(A)	Increasing the Company’s net sales;

		(B)	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or diluted earnings per share);

(C)
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an affiliate, or a business unit;

		(D)	Achieving a target return on the Company’s (or an affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;

		(E)	Maintaining or achieving a target level of appreciation in the price of the Company’s shares;

		(F)	Increasing the Company’s (or an affiliate’s) market share to a specified target level;

		(G)	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

		(H)	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

		(I)	Achieving specified reductions in costs or targeted levels in costs;

		(J)	Achieving specified improvements in collection of outstanding accounts or specified reductions in non- performing debts; and

		(K)	Achieving a level of cash flow.

	(ii)	Operational Objectives:

		(A)	Introducing one or more products into one or more new markets;

		(B)	Acquiring a prescribed number of new customers in a line of business;

		(C)	Achieving a prescribed level of productivity within a business unit;

		(D)	Completing specified projects within or below the applicable budget;

		(E)	Completing acquisitions of other businesses or integrating acquired businesses;

		(F)	Expanding into other markets; and

5

Exhibit A

	(G)	Safety measures.

(iii)	And any other criteria established by the Committee (but only if such other criteria are approved by the Company’s stockholders).

(b)	a Base Amount, with respect to each Target, based upon one or more Performance Goals, representing a minimum amount which, if not exceeded, would result in no Award being made to the Participant; and

(c)
a Base Salary Percentage, representing the percentage of the Participant’s base salary in effect at the time a Target is established, which shall be payable as an Award in the event that 100% of the Participant’s Target is achieved. It is anticipated that the Base Salary Percentage shall range from 75% to 100% of the Participant’s the current base salary.

In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first ninety (90) days of a fiscal year (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause an award under this Appendix A granted to any Participant for such fiscal year to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such fiscal year, based on and in order to appropriately reflect the following events: (i) acquisitions, divestitures or joint ventures, (ii) any reorganization and restructuring programs, (iii) foreign exchange gains and losses; (iv) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results, (v) asset write-downs; (vi) litigation or claim judgments or settlements, (vii) taxes on repatriated earnings, (viii) severance costs, (ix) benefit plan curtailment gains (or losses), including pension settlements, (x) positive or negative charges associated with the sale of discontinued assets, (xi) intangible asset and investment impairment charges, (xii) unrealized gains or losses of mark-to-market adjustments from economic hedging activities, (xiii) in-process R&D charges, (xiv) acquired inventory step-up amortization (xv) inventory obsolescence charges; (xvi) accounts receivable charges; (xvii) debt extinguishment costs; (xviii) a debt tender and refinancing; (xix) cash discounts, trade discounts, returned sales and credit allowances, (xx) restatements, (xxi) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xxii) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (xxiii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (xxiv) a change in the Company’s fiscal year.

If for any Plan Year the Committee determines to use at least one Target to be measured over less than the entire Plan Year, then bonus payable under this Appendix A with respect to that Target shall be the bonus, if any, calculated for such short performance period. In that case, on or before the date that represents twenty-five percent of the total number of days in such short performance period, the Committee shall identify in writing the Target, the Base Amount and Base Salary applicable to such period.

The Committee shall also determine on each Determination Date for the Participant a mathematical formula or matrix which shall indicate the extent to which Awards will be made if the Base Amount is exceeded, including if the Target is attained or exceeded, and the Committee may also determine on any Determination Date alternative formulas or matrices to account for potential or anticipated significant transactions or events during such Plan Year or Years.

5. CALCULATION OF AWARDS; CERTIFICATION
As soon as practicable after the close of the last Plan Year with respect to any Target, the Committee shall determine with respect to the Participant whether and the extent to which the applicable Base Amount is exceeded, including the extent to which, if any, such Target was attained or exceeded. The Participant’s Award, if any, shall be determined in accordance with the mathematical formula or matrix determined pursuant to Section 4, and subject to the limitations set forth in Section 6 hereof. The Committee shall certify in writing to the Board the amounts of such Awards and whether each material term of this Appendix A relating to such Awards has been satisfied.

6

Exhibit A

6. LIMITATIONS WITH RESPECT TO AWARDS
Each Award determined pursuant to Section 5 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

(a)
Unless otherwise determined by the Committee, the Participant shall have the right to receive prorated payment of any Award if the Participant is not in the employ of the Company or its subsidiaries through the end of the Plan Year or Years relating to such Award.

(b)	The maximum amount that may be paid to a Participant pursuant to any Award with respect to a Plan Year shall not exceed $2,500,000.

(c)
The Committee may, in its sole discretion, decrease the Award payable to the Participant to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Committee shall be final and conclusive.

7. PAYMENT OF AWARDS
Subject to the limitations of Section 6 hereof, the Participant shall receive, as soon as practicable after the amount of such Participant’s Award for any Plan Year or Years has been determined and certified in accordance with Section 5 hereof, but not later than the March 15th following the Plan Year in which it was earned, the amount of such Award in cash.

8. DESIGNATION OF BENEFICIARY
The Participant may designate a beneficiary or beneficiaries who, in the event of the Participant’s death prior to the payment of any Award earned hereunder, shall receive such payment when due under this Appendix A. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may at any time change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate a beneficiary or the designated beneficiary dies prior to the payment of any Award, any amounts remaining to be paid shall be paid to the Participant’s estate.

9. AMENDMENTS; TERMINATION
The Board or the Committee may at any time amend this Appendix A, provided that no such amendment shall be effective if it alters the Award, Target or other criteria relating to an Award applicable to the Participant for the Plan Year in which such amendment is made or any prior Plan Year, except any such amendment which may be made without the loss of any tax deduction to the Company under Section 162(m) of the Code. In no event shall any amendment of the Plan become effective prior to its approval by the Company’s shareholders to the extent such approval is required by applicable legal requirements. The Board may terminate this Appendix A at any time.

10. SEPARABILITY
With respect to Section 162(m) of the Code, if this Appendix A does not contain any provision required to be included herein under Section 162(m) of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

11. NON-EXCLUSIVITY OF THIS APPENDIX A
Neither the adoption of this Appendix A by the Committee or the Board nor the submission of this Appendix A to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable.

12. MISCELLANEOUS PROVISIONS
(a)
This Appendix A is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to be paid an Award under this Appendix A until the amount of such Award shall have been determined and certified in accordance with Section 5 hereof. Neither the establishment of this Appendix A, nor any action taken hereunder, shall be construed as giving the Participant any right to remain in the employ of the Company or its subsidiaries for any period. Nothing contained in this Appendix A shall limit the ability of the Company to make payments or awards to employees under any other plan, agreement or arrangement.

7

Exhibit A

(b)
The Participant’s right and interest in any Award under this Appendix A may not be assigned or transferred, except as provided in Section 8 hereof, and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company’s obligation under this Appendix A to pay any Award with respect to such Participant.

(c)	The Company shall have the right to deduct at the time of payment of any Award any amounts required by law to be withheld for the payment of taxes or otherwise.

(d)
If any provision of this Appendix A is found to be illegal or invalid or would cause any Award not to constitute performance based compensation under Section 162(m)(4)(C) of the Code, the Committee shall have discretion to sever that provision from this Appendix A and, thereupon, such provision shall not be deemed to be a part of this Appendix A.

13. EFFECTIVE DATE
This Appendix A shall be effective beginning with the Plan Year beginning January 1, 2009. This Appendix A and any Awards granted here under shall be null and void if shareholder approval of the Appendix A is not obtained at the 2009 annual shareholders’ meeting.

8

Exhibit B

Rogers Corporation

2009 Long-Term Equity Compensation Plan

ARTICLE 1.
BACKGROUND AND PURPOSE

     1.1. Background. This Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares and other equity-based awards.

     1.2. Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants; (b) to provide additional incentives to Employees, Directors, and Consultants as determined by the Committee by aligning their interests with those of the Company’s stockholders; and (c) to promote the success of the Company’s business.

     1.3. Eligibility. Employees, Consultants, and Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

     1.4. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth in Article 13 below.

ARTICLE 2.
SHARE LIMITS

2.1 Shares Subject to the Plan.

         (a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, the aggregate number of Shares that may be delivered pursuant to Awards shall be increased by 800,000 Shares from 1,775,000 Shares to 2,575,000 Shares. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares in such manner as it may consider appropriate in order to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

         (b) Shares Counted Against Limitation. If an Option is exercised, in whole or in part, by either the tender of Shares under Section 5.4(b) or a net exercise under Section 5.4(c), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 11.7(b), the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 2.1 shall be the net number of Shares actually issued upon exercise. To the extent that an Award is designated to be paid in cash, such cash payment will not reduce the number of Shares available for issuance under the Plan.

         (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

        (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an

1

Exhibit B

Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

     2.2. Individual Share Limit. No individual shall be granted Options and Stock Appreciation Rights with respect to more than 80,000 Shares during any Tax Year. No individual shall be granted Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or any other type of Equity-Based Award described under Section 9.1 with respect to more than 80,000 during any Tax Year. The limits described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code.

         (a) Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

         (b) Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant as set forth in this Section 2.2.

     2.3. Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of Participants:

         (a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of Shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (v) the repurchase price, if any per Share subject to each outstanding Restricted Stock Award, or (vi) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance-based compensation under Section 162(m) of the Code), or

         (b) subject to Section 11.9 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess, if any, of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made. Any adjustments made under this Section 2.3 shall be done in a manner that complies with Section 409A of the Code, to the extent applicable.

2

Exhibit B

ARTICLE 3.
PLAN ADMINISTRATION

  3.1. Administrator. The Plan shall be administered by the Committee.

     3.2 Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect (including but not limited to amending an Award Agreement to comply with Applicable Law), supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 14.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 11.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate at any time the vesting, exercisability or both of all or any portion of an Award; (m) to determine the treatment of Awards in connection with a Change in Control; (n) subject to the restrictions under Section 409A of the Code, to extend at any time the period during which a Stock Option may be exercised or a Stock Appreciation Right may be settled, and (o) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

     3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “non-qualified deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A of the Code or Section 162(m) of the Code with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

     3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Board nor the Committee, nor any member of either or any delegatee thereof (including any person signing on behalf of the Company) shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

     3.5. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

3

Exhibit B
ARTICLE 4.
VESTING AND PERFORMANCE OBJECTIVES

     4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

     4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise or unless otherwise determined by the Committee.

 4.3. Performance Objectives.

         (a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. Performance Objectives may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures. The designated level of performance for a Performance Objective may vary from Participant to Participant. Performance Objectives with respect to any Award may include any one or more of the following General Financial and/or Operational Objectives or combination thereof, as established by the Committee in its sole discretion, which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

     (i) General Financial Objectives:

•	Achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or shareholders’ equity;

•	Increasing the Company’s net sales;

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or diluted earnings per share);

•
Achieving a target level of pre-tax or after-tax income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate or a business unit;

•	Maintaining or achieving a target level of appreciation in the price of the Shares;

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs or targeted levels in costs;

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

•	Achieving a level of cash flow, funds from operations or similar measure and

4

Exhibit B

     (ii) Operational Objectives:

•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new customers in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Acquiring other businesses or integrating acquired businesses;

•	Expanding into other markets; and

•	Safety measures.

In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance goals without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first ninety (90) days of a fiscal year (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause an award granted under this Section 4.3 to any Participant for such fiscal year to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a performance goal for such fiscal year, based on and in order to appropriately reflect the following events: (i) acquisitions, divestitures or joint ventures, (ii) any reorganization and restructuring programs, (iii) foreign exchange gains and losses; (iv) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results, (v) asset write-downs; (vi) litigation or claim judgments or settlements, (vii) taxes on repatriated earnings, (viii) severance costs, (ix) benefit plan curtailment gains (or losses), including pension settlements, (x) positive or negative charges associated with the sale - of discontinued assets, (xi) intangible asset and investment impairment charges, (xii) unrealized gains or losses of mark-to market adjustments from economic hedging activities, (xiii) in-process R&D charges, (xiv) acquired inventory step-up amortization (xv) inventory obsolescence charges; (xvi) accounts receivable charges; (xvii) debt extinguishment costs; (xviii) a debt tender and refinancing; (xix) cash discounts, trade discounts, returned sales and credit allowances, (xx) restatements, (xxi) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xxii) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (xxiii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (xxiv) a change in the Company’s fiscal year.

         (b) Shareholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a) above, and the other material terms of Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s shareholders in the time period prescribed by Section 162(m) of the Code.

         (c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than ninety (90) days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) with respect to an Executive Officer may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on any Award that otherwise would be due upon the attainment of the Performance Objective(s).

5

Exhibit B

         (d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

         (e) Adjustments. The Committee may adjust in any manner the number of Shares deliverable or the amount payable under any Award subject to Performance Objectives under this Section 4.3 notwithstanding satisfaction of any Performance Objective in the event that exceptional circumstances arise that, in the Committee's judgment, would result in payouts not consistent with the Committee's intentions as of the grant date or would otherwise cause the Award to result in an outcome materially inconsistent with the best interests of the Company; provided, however, that in no event shall the Committee increase the number of Shares deliverable or the amount payable under any Award with respect to any Participant who is an Executive Officer at any time during the performance period or the time of payment.

ARTICLE 5.
STOCK OPTIONS

     5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2. Type of Option.

         (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only an Employee may be granted an Incentive Stock Option – a Director or Consultant may only receive an Option in the form of a Non-Qualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be treated as a Non-Qualified Stock Option.

         (b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3. Limitations.

         (a) Maximum Term. No Option shall have a term in excess of ten (10) years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

         (b) Minimum Exercise Price. Subject to Section 2.3 of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(d), below), subject to Section 2.3 of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

         (c) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

        (d) 10% Shareholder. For purposes of this Section 5.3, a “10% Shareholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, determined under Section 424(d) of the Code.

6

Exhibit B

         (e) Time Limit on Granting Incentive Stock Options. Incentive Stock Options may only be granted within ten years after the date the Board approves the Plan.

    5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), (d) and (e) below.

         (a) Cash Equivalent. Consideration may be paid by cash, check, electronic transfer of funds, or other cash equivalent approved by the Committee.

         (b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan may not be Shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate (including requiring that any such Shares be held for a certain minimum period of time, to the extent required by applicable accounting rules). For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

         (c) Net-Exercise. The Exercise Price may be paid by having the Company retain from Shares otherwise issuable upon the exercise of the Option a number of Shares having a Fair Market Value equal to the Exercise Price (a “net-exercise”). For purposes of determining the amount of the Option price satisfied by retaining Shares, such Shares shall be valued at their Fair Market Value on the date of exercise.

         (d) Broker-Assisted Cashless Exercise. Subject to the Committee’s approval and further subject to the Shares being actively traded on a securities exchange, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

         (e) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5. Exercise of Option.

         (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Company or the Company’s designee designated to accept notice of exercise receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option specifying the number of Shares to be purchased and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

         (b) Automatic Exercise. If a stock Option is at least one hundred dollars in the money at expiration, then the award will be automatically exercised using a net exercise with shares being withheld to pay applicable minimum required tax withholding.

7

Exhibit B

         (c) Rights as a Shareholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option.

ARTICLE 6.
STOCK APPRECIATION RIGHTS

    6.1. Terms of Stock Appreciation Right. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the limitations set forth below. Except as otherwise specifically provided for by the Committee, all Awards of Stock Appreciation Rights shall be settled in shares of Common Stock issuable upon the exercise of the Stock Appreciation Right.

        (a) Base Price. The base price per Share subject to a Stock Appreciation Right shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

        (b) Exercise Period. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted. Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.

6.2. Exercise of Stock Appreciation Right.

         (a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

         (b) Automatic Exercise. If a Stock Appreciation Right is at least one hundred dollars in the money at expiration, then the award will be automatically exercised using a net exercise with shares being withheld to pay applicable minimum required tax withholding.

         (c) Rights as a Shareholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

ARTICLE 7.
RESTRICTED STOCK

    7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

    7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

    7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock on the grant date as it may deem advisable or appropriate.

8

Exhibit B

    7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 11.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

    7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

    7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement, as follows:

 (a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

 (b) If any such dividends or distributions are paid in cash, the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated (without interest) during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock become nonforfeitable or are forfeited, as the case may be. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

ARTICLE 8.
RESTRICTED STOCK UNITS

    8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

    8.2. Settlement of Restricted Stock Units. Subject to Section 11.5 of the Plan, unless otherwise provided in an Award Agreement, the number of Shares specified in the Award Agreement shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

    8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. Dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated (without interest) during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited, as the case may be.

    8.4. Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

ARTICLE 9.
OTHER EQUITY-BASED AWARDS

    9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including Deferred Stock Units, Unrestricted Shares, Performance Shares and the grant of securities convertible into Shares. The Committee shall determine the terms and conditions of such Awards, including the number of Shares and any vesting or performance restrictions. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or

9

Exhibit B

other property, as the Committee shall determine.

ARTICLE 10.
TERMINATION OF SERVICE

   10.1 Effect of Termination of Service on Awards; Forfeiture. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be a Service Provider prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant without any consideration due to such Participant.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS

  11.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards and treatment of an Award under Section 2.3(b) need not be the same with respect to each Participant.

  11.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time for any reason to the extent permitted by Applicable Laws.

  11.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  11.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only shareholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

  11.5. Conditions on Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

  11.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  11.7. Tax Withholding.

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Exhibit B

         (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, local and foreign income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

         (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy a tax withholding obligation with respect to an Award, in whole or in part or some combination thereof, by electing to have the Company withhold otherwise deliverable Shares with respect to such Award or delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

  11.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include on the grant date such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including but not limited to restrictions on resale or other disposition, rights of the Company to repurchase or recover Shares or Shares underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without shareholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the Shares as described therein).

  11.9 Change in Control. Unless otherwise determined by the Committee:

         (a) The vesting of Awards that vest solely on the basis of continued employment with the Company or any of its Affiliates shall be accelerated solely by reason of a Change in Control only if the surviving corporation or acquiring corporation following a Change in Control refuses to assume or continue such Awards or to substitute similar Awards for those outstanding immediately prior to the Change in Control. If such Awards are so continued, assumed or substituted and at any time after the Change in Control a Participant is terminated without Cause, then the vesting and exercisability of all such unvested Awards held by such Participant shall be accelerated in full and any reacquisition rights held by the Company with respect to an Award shall lapse in full, in each case, upon such termination.

         (b) The vesting of Awards that vest, in whole or in part, based upon achieving Performance Objectives shall be accelerated on a pro rata basis by reason of a Change in Control. The pro rata vesting amount shall be determined in good faith by the Committee based upon (A) the extent to which the Performance Objectives for any such award has been achieved after evaluating actual performance from the start of the performance period until the date of the Change in Control and equitably adjusting performance targets for the shortened period during which the Performance Objectives could be achieved, and (B) the number of days the Participant was employed during the Award’s performance period as of the date of the Change in Control.

    (c) Unless otherwise compliant with Section 409A of the Code, notwithstanding the foregoing, any

Award that is subject to Section 409A of the Code shall only be settled upon a Change in Control if such Change in Control also constitutes a change in the ownership or a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as each is defined under Section 409A of the Code and the regulations thereunder (a “Qualifying Change in Control”). Upon a Change in Control that does not constitute a Qualifying Change in

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Exhibit B

Control, Awards that are subject to Section 409A of the Code shall remain payable at the times and in the forms provided for in the applicable Award (without regard to such Change in Control).

  11.10. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

 11.11. Trading Policy Restrictions. Awards shall be subject to the Company’s insider trading policy as may be in effect from time to time, including any blackout period trading prohibition or requirement to obtain mandatory pre-clearance of a transaction.

 11.12. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

  11.13. Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE 12.
TERM, AMENDMENT, AND TERMINATION OF PLAN
  12.1. Term of Plan. The Plan shall become effective on the Effective Date.

  12.2. Termination. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

  12.3. Amendment. The Board may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Any revision that deletes or limits the scope of the provisions of Section 11.8 prohibiting Repricing of Options or Stock Appreciation Rights without shareholder approval shall require shareholder approval.

  12.4. Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan or an Award Agreement shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 13.
DEFINITIONS

     “Affiliate” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, applicable accounting standards and the

12

Exhibit B

applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

     “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee). A writing includes an electronic form of agreement. Each Award Agreement shall be subject to the terms and conditions of the Plan.

     “Beneficiary” means the person or persons entitled to exercise any Award or receive any payment under an Award after a Participant’s death as determined under Section 14.4 of the Plan.

“Board” means the board of directors of the Company.

     “Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant covered under an Officer Special Severance Agreement with the Company, “cause” as defined in that agreement, or (2) with respect to any other Participant, any of the following:

     (i) the failure of the Participant to perform any of his or her duties to the Company that results in material harm to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or a material violation of a material restriction under any other Company policy.

     (ii) the Participant’s commission of any felony or other crime that the Committee determines adversely impacts the Participant’s ability to continue performing services with the Company;

     (iii) acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company; or

     (iv) a breach of the terms of any confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company.

“Change in Control” shall mean the first to occur of any one of the following events:

     (i) the closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

(ii) the closing of the sale of all of the Company’s Shares to an unrelated person or entity;

     (iii) the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding Shares immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this subsection, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of Shares by the persons described above immediately before the consummation of such transaction; or

(iv) the complete dissolution or liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall

13

Exhibit B

include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

     “Committee” means the Compensation and Organization Committee of the Board; provided, however, for the purpose of granting Awards with Service Providers in their capacity as Directors, “Committee” shall mean the Board.

“Company” means Rogers Corporation, a Massachusetts corporation, or any successor thereto.

     “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity who is eligible to be covered under an S-8 registration statement.

     “Deferred Stock Unit” means an Award that is vested on the date of grant that entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Article 8 above except for the requirement to have a Period of Restriction.

“Director” means a member of the Board.

     “Effective Date” means the date of approval of the Plan by the Board; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s shareholders under Applicable Laws before any compensation under the Plan is paid.

     “Employee” means any person who is treated as an employee in the books and records of the Company or any Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act).

     “Fair Market Value” means, with respect to a Share as of any date (except in the case of a cashless exercise pursuant to Section 5.4(d)), (i) if the Shares are admitted to trading on a national securities exchange, the closing price of a Share on such date (or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded), (ii) if the Shares are not admitted to trading on a national securities exchange, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System (or, if the Shares were not quoted on such day, then the next preceding day on which the Shares were quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.

     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means the holder of an outstanding Award granted under the Plan.

     “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

“Performance Shares” means a contractual right to payment in the form of Shares upon the attainment of one or more

14

Exhibit B

Performance Objectives and any other terms and conditions specified by the Committee.

     “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units or Performance Shares, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

“Plan” means the Rogers Corporation 2009 Long-Term Equity Compensation Plan.

     “Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

     “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

     “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares after a Period of Restriction as described in Article 8 of the Plan.

“Service Provider” means an Employee, Director, or Consultant of the Company or an Affiliate.

“Share” means a share of the Company’s common stock, par value $1.00 per share.

     “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee that shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

     “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

     “Termination of Service” means, (a) with respect to an Employee, the date the individual ceases to be an Employee, (b) with respect to a Director, the date the individual ceases to be a Director, and (c) with respect to a Consultant, the date the individual ceases to be a Consultant. Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant continues to provide services in substantially the same capacity as a Service Provider. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status. The employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Company under an applicable statute or by contract. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.

     “Unrestricted Shares” means a grant of Shares free of any employment based restrictions. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to a Service Provider.

15

Exhibit B

ARTICLE 14.
MISCELLANEOUS

14.1. Authorization of Sub-Plans.

         (a) The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

         (b) In addition, the Committee may make Awards to Participants who are foreign nationals, who are employed outside of the United States of America or both (collectively, “Foreign Participants”) on terms and conditions consistent with the Plan’s purpose but different from the provisions specified herein without amending the Plan as may be necessary, desirable or appropriate, as determined in its sole discretion. Subject to any requirement of shareholder approval imposed by applicable law, rule or regulation, the Committee may modify previously granted Awards granted to Foreign Participants to reflect special terms to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

     14.2. Governing Law. Except as specifically provided to the contrary in a sub-plan applicable to a Participant or Beneficiary, the provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

     14.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate authority to grant Awards to a subcommittee of its members in order to deduct amounts as performance-based compensation under Section 162(m) of the Code. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

     14.4. Beneficiary. A Participant to whom an Award has been made under the Plan may designate a Beneficiary or Beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be made on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no Beneficiary has been designated by a Participant, of if the designated Beneficiaries have predeceased the Participant, the Beneficiary shall be the Participant’s estate.

14.5. Expenses. The costs of administering the Plan shall be paid by the Company.

    14.6 Severability. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

    14.7. Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean “include but not be limited to,” and the word “including” shall mean “including but not limited to.”

16

Exhibit B

    14.8. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

    14.9. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

14.10. Complete Statement of Plan. This document is a complete statement of the Plan.

17

One Technology Drive
P.O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorp.com

ROGERS CORPORATION
ONE TECHNOLOGY DRIVE
P.O. BOX 188
ROGERS, CT 06263-0188

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67112-P47421	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ROGERS CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends a vote FOR						number(s) of the nominee(s) on the line below.
the following:
1.	Election of Directors		☐	☐	☐

Nominees
	01) Michael F. Barry	06) Ganesh Moorthy
	02) Bruce D. Hoechner	07) Robert G. Paul
	03) Gregory B. Howey	08) Peter C. Wallace
04) Carol R. Jensen
05) William E. Mitchell

The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5.
		For	Against	Abstain

2.	To vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying proxy statement for the meeting.	☐	☐	☐
3.
To vote on re-approval of the material terms permitted for performance goals that may be used under the Annual Incentive
Compensation Plan for the purposes of compensation deductibility under Section 162(m) of the Internal Revenue Code.
		☐	☐	☐
4.
To approve an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to increase the number of shares of stock issuable thereunder from 1,775,000 to 2,575,000 and to re-approve the material terms of the performance goals under the 2009 Long-Term Equity Compensation Plan for purposes of compensation deductibility under Section 162(m) of the
Internal Revenue Code.
		☐	☐	☐
5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the
	fiscal year ending December 31, 2014.	☐	☐	☐
6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.	☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M67113-P47421

ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints DENNIS M. LOUGHRAN, TERRENCE W. MAHONEY and ROBERT J. MCCARD, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 9, 2014 at 10:30 a.m., local time, at the Hyatt Harborside Hotel at Logan International Airport, 101 Harborside Drive, Boston, Massachusetts 02128 and any adjournment thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof. The proxies will vote as The Board of Directors recommends where a choice is not specified.

Address Changes/Comments:_______________________________________________________________
_____________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side